UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RUSH ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
IMPORTANT
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS to be held on May 17, 2011
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PRINCIPAL SHAREHOLDERS
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE DIRECTOR NOMINEES
2010 DIRECTOR COMPENSATION TABLE
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR
PROPOSAL 3 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE RUSH ENTERPRISES, INC. 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN
PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K
PROPOSAL 5 ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE, ON AN ADVISORY BASIS, TO CONDUCT FUTURE SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS
FURTHER INFORMATION
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
2010 GRANTS OF PLAN-BASED AWARDS
2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2010 OPTION EXERCISES AND STOCK VESTED TABLE
2010 POTENTIAL PAYMENTS UPON TERMINATION (1)
OTHER MATTERS

555 IH-35 SOUTH, SUITE 500
NEW BRAUNFELS, TEXAS 78130
April 6, 2011
To the Shareholders of Rush Enterprises, Inc.:
Rush Enterprises, Inc.’s 2011 Annual Meeting of Shareholders will be held on Tuesday, May 17, 2011, at 10:00 a.m., local time, at the JW Marriott San Antonio, located at 23808 Resort Parkway, San Antonio, Texas 78261.
At the annual meeting, we will ask you to:
1.	Elect W. Marvin Rush, W.M. “Rusty” Rush, James C. Underwood, Harold D. Marshall, Thomas A. Akin and Gerald R. Szczepanski as directors to hold office until the 2012 Annual Meeting of Shareholders;
2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year;
3.	Approve the amendment and restatement of the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan;
4.	Consider and vote upon an advisory vote on executive compensation;
5.	Consider and vote upon an advisory vote on the frequency of future advisory votes on executive compensation; and
6.	Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
The accompanying formal notice and proxy statement further discuss the matters that will be presented for shareholder vote. Following the annual meeting, shareholders will have the opportunity to ask questions and comment on our operations.
It is important that your views be represented whether or not you are able to attend the annual meeting. If you are unable to attend the annual meeting in person and wish to have your shares voted, please sign, date and return the enclosed proxy in the accompanying envelope as promptly as possible or otherwise follow the voting instructions enclosed herewith.
We hope that you will take this opportunity to meet with us to discuss the results and operations of the Company for the 2010 fiscal year.

Sincerely,

W. Marvin Rush
Chairman

RUSH ENTERPRISES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Rush Enterprises, Inc. (the “Company”) will be held on Tuesday, May 17, 2011, at 10:00 a.m., local time, at the JW Marriott San Antonio, located at 23808 Resort Parkway, San Antonio, Texas 78261, for the following purposes:
•
To elect W. Marvin Rush, W.M. “Rusty” Rush, James C. Underwood, Harold D. Marshall, Thomas A. Akin and Gerald R. Szczepanski as directors to hold office until the 2012 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year;
•	To approve the amendment and restatement of the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan;
•	Consider and vote upon an advisory vote on executive compensation;
•	Consider and vote upon an advisory vote on the frequency of future advisory votes on executive compensation; and
•	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Information with respect to the above matters is set forth in the proxy statement that accompanies this Notice of Annual Meeting of Shareholders.
The Board of Directors fixed the close of business on April 1, 2011, as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting. The Company will maintain a list of shareholders entitled to vote at the annual meeting at the Company’s principal executive offices during normal business hours for ten days prior to the annual meeting. Any shareholder may examine the list for any purpose relevant to the annual meeting during such ten-day period. The list will also be available for examination throughout the duration of the annual meeting.

By Order of the Board of Directors,

W. MARVIN RUSH
Chairman
New Braunfels, Texas
April 6, 2011
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding Internet Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 17, 2011
The proxy materials for the Company’s Annual Meeting of Shareholders, including the 2010 Annual Report, the Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the “Investor Relations—Financial Information—Annual Reports & Proxy Material” section of the Company’s website at http://investor.rushenterprises.com/annuals.cfm. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

IMPORTANT
You are cordially invited to attend the annual meeting in person. Even if you plan to be present, please mark, sign, date and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States, or otherwise follow the enclosed voting instructions.

2011 Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Shareholders

•	Time and Date	May 17, 2011
•	Place	JW Marriott San Antonio
23808 Resort Parkway San Antonio, Texas 78261
•	Record date	April 1, 2011
•	Voting	Each share of Class B Common Stock is entitled to one vote per share and each share of Class A Common Stock is entitled to 1/20th of one vote per share.
Meeting Agenda
•	Election of 6 directors
•	Ratification of Ernst & Young as auditors for 2011
•	Amendment and restatement of 2006 Non-Employee Director Stock Plan
•	Advisory vote on executive compensation
•	Advisory vote on the frequency of future votes on executive compensation
Voting Matters

	Board Vote	Page Reference
Proposal	Recommendation	(for more detail)
Election of Directors	FOR EACH NOMINEE	11
Ratification of Ernst & Young as Auditors for 2011	FOR	19
Amendment and Restatement of 2006 Non-Employee Director Stock Plan	FOR	22
Advisory Vote on Executive Compensation	FOR	29
Advisory Vote on the Frequency of Future Votes on Executive Compensation	THREE YEARS	32
Board Nominees
The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

		Director		Experience/
Name	Age	Since	Occupation	Qualification	Independent	AC	CC	NGC
W. Marvin Rush	72	1965	Chairman,	• Founder
			Rush Enterprises, Inc.	• Truck Industry
				• Leadership
				• Shareholder

W.M. “Rusty” Rush	52	1996	President and C.E.O.,	• Truck Industry
			Rush Enterprises, Inc.	• Leadership

Harold D. Marshall	75	1999	Former President and	• Finance	X	X	C	X
			C.O.O., Associates	• Truck Industry
			First Capital Corp.	• Leadership

Thomas A. Akin	56	2004	Partner,	• Accounting	X	C	X	X
			Akin, Doherty, Klein	• Finance
			& Feuge, P.C.	• Leadership

Gerald R. Szczepanski	62	2008	Former C.E.O.,	• Retail Industry	X	X	X	X
			Gadzooks, Inc.	• Leadership

James C. Underwood	67	2008	Former Vice Chairman,	• Truck Industry	X	X	X	C
			Isuzu Commercial	• Leadership
			Truck of America

AC	Audit Committee
CC	Compensation Committee
NGC	Nominating and Governance Committee
C	Chair

Attendance	No director nominee, all of which are current directors, attended fewer than 75% of the Board meetings and committee meetings on which he or she sits.
Auditors
As a matter of good corporate governance, we are asking shareholders to ratify the selection of Ernst & Young as our independent auditor for 2011. Set forth below is summary information with respect to Ernst & Young’s fees for services provided in 2009 and 2010.

Type of Fees	2009	2010

Audit Fees	$380,000	$409,379
Audit-related Fees	—	—
Tax Fees	227,000	183,680
All Other Fees	—	—

Total	$607,000	$593,059

Executive Compensation Advisory Vote and Its Frequency
We are asking shareowners to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because the Compensation Committee believes that the Company’s executive compensation program reflects a strong “pay-for-performance” philosophy and is well aligned with shareholders’ long-term interests. The compensation awarded to our named executive officers is based substantially on corporate financial and operating performance, as well as individual performance and contributions, which drives the creation of sustainable long-term shareholder value.
The Board recommends that shareholders vote to hold future votes on executive compensation every three years. Our executive compensation program is designed to support long-term value creation and to align the interests of our executives with those of the shareholders. Accordingly, approximately 40% to 60% of our named executive officers’ total direct compensation was based on the Company’s financial and operational performance, of which approximately 55% on average was paid in the form of equity incentive awards that are subject to a three-year vesting schedule to encourage our named executive officers to focus on long-term performance and retention (with regard to stock option awards, the three-year vesting schedule does not begin until the third anniversary of the grant date). We believe that a triennial vote would allow our executive compensation program to be evaluated in relation to our long-term performance. Holding a vote on a more frequent basis could encourage a short-term view of compensation and may not provide a meaningful period of time against which our executive compensation program can be evaluated.
The Board also believes that a triennial vote will provide the most effective time-frame for the Company to thoughtfully consider shareholder input reflected by the advisory vote on executive compensation, obtain shareholders’ feedback on the Company’s executive compensation program, and implement any appropriate changes to our program.

2

Executive Compensation Elements

Type	Form	Terms
Equity	Stock options	• Options generally vest in increments of 1/3 on each anniversary of the grant date beginning on the third anniversary of the grant date
	Restricted stock	• Restricted stock generally vest in increments of 1/3 on each anniversary of the grant date beginning on the first anniversary of the grant date (last issued March 15, 2010)
	Restricted stock units (RSUs)	• RSUs generally vest in increments of 1/3 on each anniversary of the grant date beginning on the first anniversary of the grant date (first issued March 15, 2011)
Cash	Base salary	• Generally eligible for increase in intervals of two years
	Bonus	• Discretionary based on the Company’s financial and operational performance
Other	Perquisites	• Annual physical, automobile and gasoline allowance, parking, long-term disability insurance, personal use of the Company’s ranch and corporate aircraft, insurance, home security
Other Key Compensation Features
•
The Company has implemented stock ownership guidelines that, along with the design of long-term equity incentive awards, promotes long-term executive stock ownership and aligns executive interests with those of our shareholders.

•	The Company’s Executive Transition Plan, in which the named executive officers participate, employs a double-trigger change in control termination provision.
•
In 2011, the Compensation Committee adopted a policy that prohibits excise tax gross-up payments in any future change in control arrangements with executive officers, unless the arrangement is approved by shareholders.

•
In 2011, the Compensation Committee adopted a hedging policy that prohibits our directors, executive officers and certain other employees from trading in options or any Rush Enterprises, Inc. stock derivatives or otherwise profiting from short-term speculative swings in the value of Rush Enterprises, Inc. stock.

2010 Compensation Decisions
•	Base salaries of the Chairman, Chief Executive Officer and Chief Financial Officer were increased, while the base salaries of the other named executive officers remained unchanged;
•
Cash performance bonuses for the named executive officers, except the Chairman, were increased by 45% to 71%, to reflect the significant improvement in the Company’s financial performance over 2009 financial results;

•	The number of equity incentive awards granted to the named executive officers remained unchanged, except for the Chief Financial Officer, whose equity awards were increased by 50%.

3

2010 Compensation Summary
Set forth below is the 2010 compensation for each named executive officer as determined under SEC rules.

Name and			Stock	Option	All Other
Principal Position	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Total ($)
W. Marvin Rush	933,336	307,000	150,000	348,000	299,630	2,037,966
Chairman
W.M. “Rusty” Rush	656,032	625,000	187,500	435,000	179,738	2,083,270
President and C.E.O.
Martin A. Naegelin, Jr.	379,500	177,600	75,000	174,000	16,682	822,782
Executive Vice President
David C. Orf	315,480	154,000	53,625	124,410	15,296	662,811
Senior Vice President Marketing, Fleets and Specialized Equipment
Steven L. Keller	248,000	137,000	45,000	104,400	16,817	551,217
Vice President, C.F.O. and Treasurer
2012 Annual Meeting
•	Deadline for shareholder proposals is December 24, 2011.

4

RUSH ENTERPRISES, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
to be held on May 17, 2011
This proxy statement is furnished in connection with the solicitation of proxies by Rush Enterprises, Inc. (the “Company”), on behalf of its Board of Directors, for the 2011 Annual Meeting of Shareholders. This proxy statement and the related proxy card are being distributed on or about April 22, 2011.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING
When And Where Is The Annual Meeting?
The annual meeting will be held on May 17, 2011, at 10:00 a.m., local time, at the JW Marriott San Antonio, located at 23808 Resort Parkway, San Antonio, Texas 78261, and at any adjournments or postponements thereof, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.
What Matters Will Be Voted Upon At The Annual Meeting?
At the annual meeting you will be asked to:
•
Consider and vote upon a proposal to elect W. Marvin Rush, W.M. “Rusty” Rush, James C. Underwood, Harold D. Marshall, Thomas A. Akin and Gerald R. Szczepanski as directors to hold office until the 2012 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

•	Consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the 2011 fiscal year.
•	Consider and vote upon a proposal to approve the amendment and restatement of the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan;
•	Consider and vote upon an advisory vote on executive compensation;
•	Consider and vote upon an advisory vote on the frequency of future advisory votes on executive compensation; and
•	Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Who Is Entitled To Vote?
Shareholders of record of the Company’s Class A Common Stock, $.01 par value per share (the “Class A Common Stock”), and of the Company’s Class B Common Stock, $.01 par value per share (the “Class B Common Stock”) at the close of business on April 1, 2011, which is the “Record Date,” are entitled to notice of, and to vote at, the annual meeting. The Class A Common Stock and Class B Common Stock are sometimes collectively referred to in this proxy statement as the “Common Stock.” Shares that may be voted include shares that are held (a) directly by the shareholder of record, and (b) beneficially through a broker, bank or other nominee.

At the close of business on the Record Date, there were outstanding 27,128,154 shares of Class A Common Stock and 10,719,547 shares of Class B Common Stock entitled to be voted at the annual meeting. On September 20, 2007, the Board of Directors declared a 3-for-2 stock split of the Class A Common Stock and Class B Common Stock, to be effected in the form of a stock dividend. On October 10, 2007, the Company distributed one additional share of stock for every two shares of Class A Common Stock and Class B Common Stock held by shareholders of record as of October 1, 2007. All share and per share data (except par value) in this proxy statement have been adjusted and restated to reflect the stock dividend. The holders of Class B Common Stock on the Record Date will be entitled to one vote per share, and the holders of Class A Common Stock on the Record Date will be entitled to 1/20th of one vote per share, on each matter voted on at the annual meeting. The Company’s Articles of Incorporation do not permit cumulative voting in the election of directors.
What Is The Difference Between Holding Shares As A “Registered Owner” And As A “Beneficial Owner”?
Most of the Company’s shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:
•
Registered Owners — If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

•
Beneficial Owners — If your shares are held in a brokerage account, bank or by another nominee, you are the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote on your behalf or to vote in person at the annual meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the shareholder of record), giving you the right to vote the shares in person at the annual meeting.

What Constitutes A Quorum?
The holders of a majority of the aggregate voting power represented by the shares of Class A Common Stock and Class B Common Stock, taken together, issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy at the annual meeting, will constitute a quorum for the transaction of business at the annual meeting. Shares held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal, and “broker non-votes” will all be counted as present for purposes of determining a quorum.
What Is A Broker Non-Vote?
Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (a) the beneficial owner has not instructed the nominee how to vote, and (b) the nominee lacks discretionary voting power to vote such shares. Generally, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owner of such shares.

The proposal to elect the six director nominees, the proposal to approve the amendment and restatement of the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan, the proposal to consider and vote upon an advisory vote on executive compensation, and the proposal to consider and vote upon an advisory vote on the frequency of future advisory votes on executive compensation are all non-routine matters. Consequently, a nominee will not be able to vote shares of the Company’s Common Stock held in “street name” without the beneficial owner’s specific voting instructions on these proposals. Because brokers, banks and other nominees will not be able to vote on these proposals without voting instructions from beneficial owners, we encourage all shareholders that hold shares through a bank, broker or other nominee to provide voting instructions to such parties to ensure that their shares are voted at the annual meeting. The proposal to ratify the appointment of E&Y as the Company’s independent registered public accounting firm for the 2011 fiscal year is a routine matter and a nominee is permitted to exercise discretionary voting power with respect to this proposal.
What Shareholder Approval Is Necessary For Approval Of The Proposals?
•	Election of Directors
A plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the annual meeting is required for the election of directors. Accordingly, the six director nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not have any effect on the outcome of the election of directors.
•	Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm
The vote of the holders of a majority of the aggregate voting power represented by the shares of Class A Common Stock and Class B Common Stock, taken together, entitled to vote and present in person or represented by proxy at the annual meeting, is required for the ratification of the appointment of E&Y. Abstentions will have the same effect as votes against this proposal.
•	Amendment and Restatement of the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan
The vote of the holders of a majority of the aggregate voting power represented by the shares of Class A Common Stock and Class B Common Stock, taken together, entitled to vote and present in person or represented by proxy at the annual meeting, is required to approve the amendment and restatement of the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be treated as votes for or against this proposal and, therefore, will not have any effect on the outcome of this proposal.
•	Advisory Vote on Executive Compensation
The vote of the holders of a majority of the aggregate voting power represented by the shares of Class A Common Stock and Class B Common Stock, taken together, entitled to vote and present in person or represented by proxy at the annual meeting, is required to approve the advisory vote on executive compensation. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be treated as votes for or against this proposal and, therefore, will not have any effect on the outcome of this proposal.
•	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
Our Board is seeking a non-binding advisory vote regarding whether shareholders prefer an advisory vote on our executive compensation once every one, two or three years. Shareholders may also abstain from voting on this proposal. A vote to abstain (or a direction to a broker or other nominee to do so) and a broker non-vote will have no effect on this vote.

May I Vote My Shares In Person At The Annual Meeting?
If you are the registered owner of shares of our Common Stock on the Record Date, you have the right to vote these shares in person at the annual meeting.
If you are the beneficial owner of shares of our Common Stock on the Record Date, you may vote these shares in person at the annual meeting once you have requested and received a legal proxy from your broker, bank or other nominee (the shareholder of record) giving you the right to vote such shares at the annual meeting, completed such legal proxy and presented it to the Company at the annual meeting.
Even if you plan to attend the annual meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the annual meeting.
How Can I Vote My Shares Without Attending The Annual Meeting?
If you are the registered owner of shares of our Common Stock on the Record Date, you may instruct the named proxy holders on how to vote these shares by completing, signing, dating and returning the enclosed proxy card in the postage pre-paid envelope provided with this proxy statement.
If you are the beneficial owner of shares of our Common Stock on the Record Date, you may instruct your broker, bank or other nominee on how to vote these shares. Your nominee has enclosed with this proxy statement a voting instruction card for you to use in directing your nominee on how to vote such shares. You should follow the instructions provided by your nominee in directing your nominee on how to vote these shares.
If My Shares Are Held In “Street Name,” Will My Broker, Bank Or Other Nominee Vote My Shares For Me?
Brokers, banks and other nominees who do not have instructions from their “street name” customers may not use their discretion in voting their customers’ shares on “non-routine” matters. The proposal to elect the six director nominees, the proposal to approve the amendment and restatement of the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan, the proposal to consider and vote upon an advisory vote on executive compensation, and the proposal to consider and vote upon an advisory vote on the frequency of future advisory votes on executive compensation are all non-routine matters. The proposal to ratify the appointment of E&Y as the Company’s independent registered public accounting firm is considered a routine matter and, therefore, if beneficial owners fail to give voting instructions, nominees will have discretionary authority to vote such shares of our Common Stock with respect to this proposal. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.
How Will My Proxy Be Voted?
Shares represented by a properly executed proxy that is timely received, and not subsequently revoked, will be voted at the annual meeting or any adjournments or postponements thereof in the manner directed on the proxy. Steven L. Keller, our Chief Financial Officer, and Martin A. Naegelin, our Executive Vice President, have been designated by the Board of Directors as the proxies to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted (a) FOR the election of the director nominees, (b) FOR the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the 2011 fiscal year, (c) FOR the amendment and restatement of the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan, (d) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, (e) FOR the approval, on an advisory basis, of conducting future advisory votes on executive compensation every three years, and (f) in accordance with the proxy holders’ best judgment as to any other business that properly comes before the annual meeting or any adjournments or postponements thereof.

May I Revoke My Proxy And Change My Vote?
Yes. You may revoke your proxy and change your vote at any time prior to the vote at the annual meeting.
If you are the registered owner of shares of our Common Stock on the Record Date, you may revoke your proxy and change your vote by (a) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), (b) giving notice of your changed vote to us in writing mailed to Rush Enterprises, Inc., 555 IH-35 South, Suite 500, New Braunfels Texas 78130, Attn: Derrek Weaver, or (c) attending the annual meeting and giving oral notice of your intention to vote in person.
If you are the beneficial owner of shares of our Common Stock on the Record Date, you may revoke your proxy and change your vote (a) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (b) if you have obtained a legal proxy from your nominee giving you the right to vote your shares in person at the annual meeting, by attending the annual meeting, presenting the completed legal proxy to the Company and voting in person.
You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.
Who Will Pay The Costs Of Soliciting Proxies?
The costs of soliciting proxies pursuant to this proxy statement, if any, will be borne by the Company. Proxies will be solicited by mail, in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this proxy statement and accompanying materials to our shareholders. Upon request, the Company will reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our Common Stock.
What Other Business Will Be Presented At The Annual Meeting?
As of the date of this proxy statement, the Board of Directors knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should properly arise at the annual meeting, the persons named as proxies, Steven L. Keller and Martin A. Naegelin, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting or any adjournments or postponements thereof.
What Are The Deadlines To Nominate Directors Or To Propose Other Business For Consideration At The 2012 Annual Meeting of Shareholders?
In order for a shareholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2012 Annual Meeting of Shareholders, the proposal (a) must be received by the Company at its executive offices, 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, Attn: Derrek Weaver, on or before December 24, 2011, and (b) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Amended and Restated Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Notice of any director nomination or the proposal of other business that you intend to present at the 2012 Annual Meeting of Shareholders, but do not intend to have included in the Company’s proxy statement and form of proxy relating to the 2012 Annual Meeting of Shareholders, must be received by the Company at its executive offices, 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, Attn: Derrek Weaver, not later than the close of business on February 17, 2012 and not earlier than the close of business on January 18, 2012. In the event that the date of the 2012 Annual Meeting of Shareholders has changed by more than 30 days from the anniversary date of the 2011 Annual Meeting of Shareholders, the notice must be delivered to and received by the Company not earlier than the close of business on the 120th day prior to the 2012 Annual Meeting of Shareholders and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, your notice must set forth the information required by the Company’s Amended and Restated Bylaws with respect to each director nomination or proposal of other business that you intend to present at the 2012 Annual Meeting of Shareholders.
Any shareholder desiring a copy of the Company’s Amended and Restated Bylaws will be furnished one without charge upon written request to Rush Enterprises, Inc., 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, Attn: Derrek Weaver.
Who Will Count The Votes At The Annual Meeting?
American Stock Transfer and Trust Company, LLC, the Company’s transfer agent, will tabulate the votes and Steve Keller, the Company’s Chief Financial Officer, will act as the inspector of election at the annual meeting.
Where Can I Find The Voting Results Of The Annual Meeting?
The Company intends to publish final voting results of the annual meeting in a current report on Form 8-K within four days after the annual meeting.
What Should I Do If I Receive More Than One Set Of Voting Materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.
What Is Householding?
In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this practice, certain shareholders who have the same address and last name will receive only one copy of this proxy statement and the Company’s 2010 Annual Report, unless one or more of these shareholders notifies the Company that he or she wishes to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another shareholder and received only one copy of this proxy statement and the Company’s 2010 Annual Report, and would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please call (800) 973-7874 or mail such request to Rush Enterprises, Inc., 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, Attn: Derrek Weaver. Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.

What Do I Need To Do Now?
First, read this proxy statement carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by executing and returning the proxy card. If you are the beneficial owner of shares held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify a voting choice, your shares will be voted (a) FOR the approval of W. Marvin Rush, W.M. “Rusty” Rush, James C. Underwood, Harold D. Marshall, Thomas A. Akin, and Gerald R. Szczepanski as directors to hold office until the 2012 Annual Meeting of Shareholders, (b) FOR the ratification of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and (c) FOR the amendment and restatement of the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan, (d) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, (e) FOR the approval, on an advisory basis, of conducting future advisory votes on executive compensation every three years, and (f) in accordance with the proxy holders’ best judgment as to any other business that properly comes before the annual meeting or any adjournments or postponements thereof.
Who Can Help Answer My Questions?
If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this proxy statement or our 2010 Annual Report, or if you need directions to or special assistance at the annual meeting, please call Derrek Weaver toll free at (800) 973-7874. In addition, information regarding the annual meeting is available via the Internet at our website www.rushenterprises.com.
YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE AS PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

PRINCIPAL SHAREHOLDERS
The table below sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 15, 2011, except as otherwise noted below, by:
•	Each person or entity known by us to beneficially own more than five percent (5%) of either class of Common Stock;
•	Each director, director nominee and named executive officer; and
•	All of our directors and executive officers as a group.
Unless otherwise stated, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name. Beneficial ownership of our Common Stock has been determined in accordance with the applicable rules and regulations of the SEC. The percentage of total voting power is based on 1/20th of one vote for each share of Class A Common Stock, and one vote for each share of Class B Common Stock, beneficially owned by each person.
Beneficial Ownership

	Class A		Class B
	Common Stock		Common Stock		% Total
		% of		% of	Voting
Name and Address(1)	Shares	Class	Shares	Class	Power(2)
W. Marvin Rush(3)	185,757	*	4,156,074	38.3	33.8
Dimensional Fund Advisors LP(4)	2,215,483	7.7	1,004,515	9.2	9.1
GAMCO Investors, Inc. et al(5)	—	*	850,021	7.8	6.9
FMR LLC(6)	4,598,350	15.9	—	*	1.9
Columbia Wanger Asset Management, L.P.(7)	3,446,578	11.9	702,000	6.5	7.1
BlackRock, Inc.(8)	1,867,000	6.5	—	*	*
Janus Capital Management (9)	—	*	907,545	8.4	7.4
Janus Triton Fund(10)	—	*	582,628	5.4	4.7
Harold D. Marshall(11)	94,242	*	—	*	*
Thomas A. Akin(12)	123,349	*	—	*	*
James C. Underwood	20,564	*	—	*	*
Gerald R. Szczepanski	15,283	*	—	*	*
W.M. “Rusty” Rush(13)	231,177	*	101,007	*	*
Martin A. Naegelin, Jr.(14)	85,914	*	3,000	*	*
David Orf (15)	94,997	*	—	*	*
Steven L. Keller(16)	37,169	*	877	*	*
All executive officers and directors as a group (15 persons, including the executive officers and directors listed above)	1,149,165	4.0	4,260,957	39.2	35.1

*	Represents less than 1% of the issued and outstanding shares of the respective class of Common Stock or total voting power.

(1)	Except as otherwise noted, the business address of the named beneficial owner is 555 IH-35 South, Suite 500, New Braunfels, Texas 78130.

(2)
Based on a total of (a) 27,025,164 shares of Class A Common Stock and 10,719,547 shares of Class B Common Stock outstanding on March 15, 2011, (b) 1,753,918 shares of Class A Common Stock and 145,672 shares of Class B Common Stock underlying vested options and options that will vest within 60 days of March 15, 2011 (collectively referred to herein as “Vested Options”), and (c) 102,890 shares of Class A Common Stock underlying unvested restricted stock awards as of March 15, 2011.

(3)
Includes (a) 2,749 shares of Class A Common Stock and 3,002,749 shares of Class B Common Stock held by 3MR Partners, L.P., of which W. Marvin Rush is a general partner, (b) 143,328 shares of Class A Common Stock and 48,499 shares of Class B Common Stock with respect to Vested Options, and (c) 11,999 shares of unvested restricted Class A Common Stock with regard to which the person indicated has voting rights. W. Marvin Rush is the beneficial owner of the shares held by 3MR Partners, L.P.

(4)
Dimensional Fund Advisors LP has (a) sole voting power of 2,184,038 shares of Class A Common Stock and sole voting power of 999,915 shares of Class B Common Stock, and (b) sole dispositive power of 2,215,483 shares of Class A Common Stock and sole dispositive power of 1,004,515 shares of Class B Common Stock. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. This information is based solely on information contained in a Schedule 13G/A5 and 13G/A4, filed with the SEC on February 11, 2011. Dimensional Fund Advisors LP is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by Dimensional Fund Advisors LP.

(5)
GAMCO Investors, Inc., together with certain affiliates and subsidiaries, has (a) sole voting power of 850,021 shares of Class B Common Stock, and (b) sole dispositive power of 850,021 shares of Class B Common Stock. The address of GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580-1435. This information is based solely on information contained in Schedule 13D/A3, filed with the SEC on July 7, 2010. Neither GAMCO Investors, Inc. nor its affiliates and subsidiaries listed in such Schedule 13D is affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by GAMCO Investors, Inc. and its affiliates and subsidiaries.

(6)
FMR LLC, together with certain affiliates and subsidiaries, has (a) sole voting power of 1,159,677 shares of Class A Common Stock, and (b) sole dispositive power of 4,598,350 shares of Class A Common Stock. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. This information is based solely on information contained in a Schedule 13G/A7, filed with the SEC on February 11, 2011. Neither FMR LLC nor its affiliates and subsidiaries listed in such Schedule 13Gs is affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by FMR LLC and its affiliates and subsidiaries.

(7)
Columbia Wanger Asset Management, L.P. has (a) sole voting power of 3,240,478 shares of Class A Common Stock and 670,000 shares of Class B Common Stock, and (b) sole dispositive power of 3,446,578 shares of Class A Common Stock and 702,000 shares of Class B Common Stock. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. This information is based solely on information contained in Schedule 13G/A5 and 13G, filed with the SEC on February 8, 2011. Columbia Wanger Asset Management, L.P. is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by Columbia Wanger Asset Management, L.P.

(8)
BlackRock, Inc. has (a) sole voting power of 1,867,000 shares of Class A Common Stock, and (b) sole dispositive power of 1,867,000 shares of Class A Common Stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. This information is based solely on information contained in Schedule 13G/A1 filed with the SEC on January 21, 2011. BlackRock, Inc. is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by BlackRock, Inc.

(9)
Janus Capital Management LLC has (a) sole voting power of 907,545 shares of Class B Common Stock, and (b) sole dispositive power of 907,545 shares of Class B Common Stock. The address of Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206. This information is based solely on information contained in Schedule 13G filed with the SEC on February 14, 2011. Janus Capital Management LLC is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by Janus Capital Management LLC.

(10)
Janus Triton Fund has (a) sole voting power of 582,628 shares of Class B Common Stock, and (b) sole dispositive power of 582,628 shares of Class B Common Stock. The address of Janus Triton Fund is 151 Detroit Street, Denver, Colorado 80206. This information is based solely on information contained in Schedule 13G filed with the SEC on February 14, 2011. Janus Triton Fund is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by Janus Triton Fund.

(11)	Includes 90,000 shares of Class A Common Stock with respect to Vested Options.

(12)	Includes 90,000 shares of Class A Common Stock with respect to Vested Options.

(13)
Includes (a) 173,915 shares of Class A Common Stock and 83,745 shares of Class B Common Stock with respect to Vested Options, and (b) 14,999 shares of unvested restricted Class A Common Stock with regard to which the person indicated has voting rights.

(14)
Includes (a) 59,664 shares of Class A Common Stock with respect to Vested Options, and (b) 6,000 shares of unvested restricted Class A Common Stock with regard to which the person indicated has voting rights.

(15)
Includes (a) 78,539 shares of Class A Common Stock with respect to Vested Options, and (b) 4,290 shares of unvested restricted Class A Common Stock with regard to which the person indicated has voting rights.

(16)
Includes (a) 18,953 shares of Class A Common Stock and 877 shares of Class B Common Stock with respect to Vested Options, and (b) 3,200 shares of unvested restricted Class A Common Stock with regard to which the person indicated has voting rights.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Board of Directors currently consists of six directors, one of whom serves as our Chairman, one of whom serves as our President and Chief Executive Officer, and four of whom the Board of Directors has determined to be independent in accordance with the listing standards of the NASDAQ® Global Select Market. Applying these independence standards, the Board of Directors has determined that Messrs. Underwood, Marshall, Akin and Szczepanski are all independent directors. After due consideration, the Board of Directors has determined that none of these directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and they all meet the criteria for independence under the listing standards of the NASDAQ® Global Select Market. In particular, the Board of Directors considered Messrs. Marshall’s and Akin’s interest in the business transactions between the Company and Texstar National Bank described below under “Certain Relationships and Related Transactions.”
Six directors (constituting the entire Board of Directors) are to be elected at the annual meeting to serve for a one-year term and until their successors are elected and qualified or their earlier resignation or removal. All of the nominees named below are current directors of the Company, have consented to be named as director nominees in this proxy statement and have indicated their intent to serve as a director if elected.

			Served as a
Name	Age	Positions and Offices with the Company	Director Since
W. Marvin Rush	72	Chairman and Director	1965
W.M. “Rusty” Rush	52	President, Chief Executive Officer and Director	1996
James C. Underwood	67	Director	2008
Harold D. Marshall	75	Director	1999
Thomas A. Akin	56	Director	2004
Gerald R. Szczepanski	62	Director	2008
Biographical information on the nominees is set forth below under “Further Information — Board of Directors, Executive Officers and Nominees for Board of Directors.”
If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board of Directors may nominate, unless the Board of Directors resolves to reduce the number of directors to serve on the Board of Directors and thereby reduce the number of directors to be elected at the annual meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF
THE ABOVE DIRECTOR NOMINEES.

Committees of the Board of Directors
The business of the Company is managed under the direction of the Board of Directors. The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are the three standing committees of the Board of Directors. The charters for the three standing committees of the Board of Directors are available at the “Investor Relations — Corporate Governance” section of the Company’s website at www.rushenterprises.com.
Audit Committee
In 2010, the Company’s Audit Committee consisted of the following directors: Thomas A. Akin, Chair of the Audit Committee, Ronald J. Krause, Harold D. Marshall, James C. Underwood and Gerald R. Szczepanski. The Board of Directors has determined that each member of the Audit Committee is independent, as defined by the listing standards of the NASDAQ® Global Select Market and applicable SEC rules and regulations. The Board of Directors has also determined that each member of the Audit Committee is financially literate and that Mr. Akin has the attributes of an “Audit Committee Financial Expert,” as defined in applicable SEC regulations. The Audit Committee met four times during 2010.
As set forth in more detail in the Audit Committee charter, the Audit Committee’s purpose is to assist the Board of Directors in its oversight responsibilities related to the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The specific responsibilities of the Audit Committee include:
•
Reviewing and discussing with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements of the Company, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations therein;

•	Appointing, compensating, overseeing and terminating the Company’s independent registered public accounting firm;
•	Approving all audit and non-audit services to be provided by the independent registered public accounting firm;
•	Reviewing the integrity of the Company’s external financial reporting processes and internal controls over financial reporting;
•
Reviewing and approving all related-person transactions (as defined by the SEC) as required by the SEC and the NASDAQ® Global Select Market, and periodically reassessing these transactions to ensure their continued appropriateness;

•	Discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
•
Reviewing periodically with the General Counsel or Chief Compliance Officer, as applicable, matters that may have a material impact on the Company’s financial statements, the Company’s compliance with applicable rules and regulations, and any material reports or inquiries received from regulators or governmental agencies;

•	Preparing the Audit Committee Report for inclusion in the Company’s annual proxy statements; and
•	Complying with all other responsibilities and duties set forth in the Audit Committee charter.

For more information regarding the Audit Committee, please refer to the Audit Committee Report contained in this proxy statement.
Compensation Committee
In 2010, the Company’s Compensation Committee consisted of the following directors: Harold D. Marshall, Chair of the Compensation Committee, Ronald J. Krause, James C. Underwood, Gerald R. Szczepanski and Thomas A. Akin. The Board of Directors has determined that each member of the Compensation Committee is independent, as defined by the listing standards of the NASDAQ® Global Select Market. The Compensation Committee met four times during 2010.
The specific responsibilities of the Compensation Committee include:
•	Administering the Company’s compensation philosophy and programs and reviewing and modifying such philosophy and programs, as necessary;
•
Reviewing and approving all compensation for the Company’s directors and executive officers, including the Company’s Chief Executive Officer, and supervising all bonus and equity-based compensation awards to all Company employees;

•	Supervising the administration of the Company’s incentive compensation and equity-based compensation plans;
•	Overseeing, reviewing and discussing with management the preparation of the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement;
•	Preparing the Compensation Committee Report for inclusion in the Company’s proxy statement; and
•	Complying with all other responsibilities and duties set forth in the Compensation Committee charter.
The Compensation Committee may establish subcommittees of one or more members, and delegate its authority and responsibilities to such subcommittees, when appropriate and in accordance with applicable rules and regulations. The Compensation Committee may also engage compensation consultants and other advisors, from time to time, to advise the Compensation Committee on executive compensation practices and policies or any other matters within the scope of its charter.
Nominating and Governance Committee
In 2010, the Company’s Nominating and Governance Committee consisted of the following directors: Ronald J. Krause, Chair of the Nominating and Governance Committee, Harold D. Marshall, James C. Underwood, Gerald R. Szczepanski and Thomas A. Akin. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent, as defined by the listing standards of the NASDAQ® Global Select Market. The Nominating and Governance Committee met four times during 2010.
The specific responsibilities of the Nominating and Governance Committee include:
•	Identifying individuals believed to be qualified to become members of the Board of Directors and recommending qualified individuals to the Board of Directors to stand for election as directors;
•	Recommending individuals to fill vacancies on the Board of Directors;

•	Identifying and recommending directors qualified to fill vacancies on any committee of the Board of Directors;
•	Making recommendations to the Board of Directors from time to time regarding changes to the size of the Board of Directors or any committee thereof;
•	Developing, reviewing and reassessing the adequacy of corporate governance guidelines for the Company;
•	Assessing annually the performance of the Board of Directors and receiving comments from all directors related to such annual performance review;
•	Developing succession planning policies and principles for the Company’s Chief Executive Officer; and
•	Complying with all other responsibilities and duties set forth in the Nominating and Governance Committee charter.
Board Leadership Structure
Our Board of Directors separates the roles of Chairman of the Board and Chief Executive Officer; however, both offices are executive officer positions within the Company. W. Marvin Rush founded the Company in 1965. He served as President from its inception until November 1995 when he began his service as Chairman of the Board and Chief Executive Officer of the Company. In 2006, he resigned his position as Chief Executive Officer, but continues to serve as Chairman of the Board. Pursuant to our Amended and Restated Bylaws, our Chairman of the Board is an executive officer of the Company.
The Board of Directors believes that the Company is best served by a Chairman who is actively involved with the Company and is therefore able to bring a great depth of knowledge about the Company to the role. Consequently, the Board of Directors has determined that W. Marvin Rush is best positioned to serve as Chairman of the Board. As the founder of the Company, W. Marvin Rush is familiar with the Company’s business and industry and can lead the Company and the Board of Directors in identifying and prioritizing the Company’s strategies and initiatives. W.M. “Rusty” Rush’s responsibility as the Chief Executive Officer is to manage the Company’s overall business, including ensuring the effective implementation of corporate strategy; ensuring financial and operational objectives are attained; and participating in the day-to-day operational issues related to sales, dealership operations, and personnel.
W. Marvin Rush serving as Chairman of the Board and W.M. “Rusty” Rush serving as Chief Executive Officer demonstrates to the Company’s manufacturers, customers and shareholders that the Company is under strong leadership.
Our Board of Directors does not have a designated “lead independent director.” The Board of Directors has determined that the appointment of a lead independent director is not necessary at this time because each of the independent directors plays an active role in Board matters. Notwithstanding the above, the Company’s non-management directors communicate frequently and hold regular executive sessions, with the appropriate non-management director presiding over each such meeting depending on the topics to be discussed.
Communications with Directors
The Board of Directors welcomes input and suggestions from shareholders and other interested parties by mail at Rush Enterprises, Inc., 555 IH-35 South, New Braunfels, Texas 78130 or through the Company’s Ethics and Compliance Hotline at (877) 888-0002. Interested parties may direct their input or suggestions to specific directors, the standing committees of the Board of Directors, or all of the members of the Board of Directors.

To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may anonymously and, to the extent provided by law, confidentially contact the Audit Committee by calling the Company’s Ethics and Compliance Hotline at (877) 888-0002.
Code of Conduct for Employees and Directors
The Company has adopted the Rush Driving Principles, a code of conduct that applies to all Company officers, directors and employees. The Rush Driving Principles is available at the “Investor Relations—Corporate Governance” section of the Company’s website at www.rushenterprises.com.
Code of Ethics for Senior Financial Officers
The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller and other employees performing similar functions, including the Principal Accounting Officer. Only the Board of Directors (or the Audit Committee or other appropriate committee thereof) can amend or grant waivers from the provisions of the Code of Ethics for Senior Financial Officers, and any such amendments or waivers will be promptly posted on the Company’s website, or otherwise disclosed as required by applicable laws, rules or regulations. The Code of Ethics for Senior Financial Officers is available at the “Investor Relations — Corporate Governance” section of the Company’s website.
Shareholder Nominations of Candidates for Director
The Nominating and Governance Committee will consider all candidates for director properly recommended by shareholders. The Nominating and Governance Committee, in its sole discretion, will determine whether candidates recommended by shareholders are qualified to become a member of the Board of Directors. Candidates recommended by shareholders are evaluated on the same basis as candidates recommended by the Company’s directors, Chairman, Chief Executive Officer, other executive officers, third-party search firms and other sources.
Any shareholder wishing to submit a candidate for the Nominating and Governance Committee’s consideration should send the following information to Rush Enterprises, Inc., 555 IH-35 South, New Braunfels, Texas 78130, Attn: Derrek Weaver:
•	The shareholder’s name, number and class of shares of our Common Stock owned, length of period held and proof of ownership;
•	Name, age and address of the candidate;
•
A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (i.e., memberships on other boards and committees, charitable foundations, etc.);

•
Any information relating to the candidate that is required by the rules and regulations of the NASDAQ® Global Select Market and the SEC to be disclosed in the solicitation of proxies for election of directors; and

•	A description of any arrangements or understandings between the shareholder and the candidate.
Minimum Qualifications for Director Nominees and Board Member Attributes
Persons considered for Board positions should, at a minimum, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders. To comply with regulatory requirements, a majority of the members of the Company’s Board of Directors must qualify as independent members under the listing standards of the NASDAQ® Global Select Market, all of the members of the Audit Committee must be financially literate, and one or more members of the Company’s Audit Committee must qualify as an “Audit Committee Financial Expert” as such term is defined by applicable regulations of the SEC.

Identification and Evaluation of Director Candidates
The Nominating and Governance Committee strives to identify future potential directors sufficiently in advance so that the Nominating and Governance Committee can provide both the candidates and the Company the opportunity to evaluate one another and potential service on the Company’s Board of Directors over a period of time. With respect to potential Board candidates identified by management, individual directors, shareholders or others, the Nominating and Governance Committee makes a preliminary review of the candidate’s background, career experience and qualifications based on publicly available information or information provided by the person who identifies the candidate. If a consensus is reached by the Nominating and Governance Committee that a particular candidate would likely contribute positively to the Board of Directors’ mix of skills and experiences, and a Board vacancy exists or is likely to occur in the foreseeable short term, the candidate is contacted to confirm his or her interest and willingness to serve. The Nominating and Governance Committee conducts in-person interviews and may invite other Board members or senior Company officers or managers to interview the candidate to assess his or her overall qualifications. In the context of the current composition and needs of the Board of Directors and its committees, the Nominating and Governance Committee considers factors such as independence, judgment, skill, diversity, experience with businesses and other organizations of comparable size, experience as an officer of a publicly traded company, the interplay of the candidate’s experience with the experience of other members of the Company’s Board of Directors and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees thereof. Although we do not have a formal diversity policy in place for the director nomination process, an important factor in the Nominating and Governance Committee’s consideration and assessment of a candidate is the diversity of the candidate’s background, viewpoints, training, professional experience, education and skill set.
At the conclusion of this process, the Nominating and Governance Committee reaches a conclusion and reports the results of its review to the full Board of Directors. The report includes a recommendation whether the candidate should be nominated for election to the Board of Directors. This procedure is the same for all candidates, including director candidates identified by shareholders.
Policies Affecting Members of the Board of Directors
Members of the Company’s Board of Directors are prohibited from serving on the board of directors of more than four public companies. Additionally, if a member of the Board of Directors changes jobs, he is required to submit a letter of resignation to the Chairman of the Board. Upon submission of the letter of resignation, the remaining members of the Board of Directors shall consider whether to accept such director’s resignation based upon the circumstances surrounding such director’s job change. Members of the Board of Directors that are elected or appointed after February 28, 2009, will be required to submit a letter of resignation to the Board of Directors to be effective upon acceptance by the Board of Directors each year after they reach the age of 72. Such letters of resignation will be considered by the Board of Directors, but the Board of Directors may choose not to accept any such letter of resignation if it believes that it is in the best interest of the Company for the director that submitted the letter of resignation to continue to serve on the Company’s Board of Directors.
Effective February 27, 2009, members of the Company’s Board of Directors who are not also officers of the Company are expected to own and hold 15,000 shares of the Company’s Common Stock. Each current director will be given five years to comply with these stock ownership guidelines and any new directors will be given five years from the date they are first appointed or elected to the Board of Directors to comply with these stock ownership guidelines. Until the stock ownership guideline is achieved, each director is encouraged to retain at least 25% of net shares obtained through the Company’s stock incentive plans. Net shares are the number of shares from the exercise of stock options or the vesting of restricted stock, less the number of shares the director sells to cover any exercise price of equity awards or tax withholding obligations.

Meetings of the Board of Directors
During 2010, the Board of Directors met 11 times. Each of the directors attended at least 75% of the meetings of the Board of Directors and committees of which he was a member. The Board of Directors regularly schedules a meeting to occur the day of the Annual Meeting of Shareholders. Although the Company has no formal policy on director attendance at Annual Meetings of Shareholders, this scheduling facilitates their attendance. All of the directors attended the Company’s 2010 Annual Meeting of Shareholders and all directors currently in office are expected to attend the 2011 Annual Meeting of Shareholders.
The non-management directors hold executive sessions at least two times per year during regularly scheduled Board meetings. Different non-management directors preside over these executive sessions depending on the topics to be discussed.
Board’s Role in Risk Oversight
The Board of Directors is responsible for the Company’s risk-oversight function. The Board of Directors, with the assistance of its standing committees, Chairman of the Board, Chief Executive Officer, Executive Vice President, Chief Financial Officer, and General Counsel regularly identifies, evaluates and discusses the material enterprise risks that could impact the Company’s operations and tactical and strategic decisions. These enterprise risks include operational, financial, legal, regulatory, market, and reputational risks.
The Board of Directors oversees planning and responding to risks arising from changing business conditions or the initiation of new products or services. The Board of Directors also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and governmental authorities, and overseeing management’s conformance with internal policies and controls addressing the material enterprise risks of the Company’s activities. The Board of Directors receives periodic reviews of the Company’s risk management policies and controls.
The Board of Directors believes its risk oversight function is enhanced by the leadership structure of the Company’s Board of Directors. As a result of the Chairman of the Board having an in-depth knowledge of the Company’s operations and industry, the Board of Directors is able to assess the Company’s material enterprise risks from a more holistic perspective and manage and monitor the most material enterprise risks as close as reasonably possible to the level where functional decisions are made.
Risk — Related Compensation Policies and Practices
As part of its annual review of the executive compensation program, the Compensation Committee assessed the risk profile of its executive and non-executive compensation programs. With the assistance of the Chairman of the Board, Chief Executive Officer, Executive Vice President, Chief Financial Officer and General Counsel, the Compensation Committee evaluated the potential material risks associated with its executive and non-executive compensation programs, including: external market reference; pay mix; selection of performance metrics; goal-setting process; and the Company’s checks and balances on the payment of compensation. This process enabled the Compensation Committee to consider if any of the Company’s current compensation programs, practices or procedures should be altered in order to ensure that an appropriate balance between competitive pay and prudent risk is maintained. As a result of this analysis, the Compensation Committee identified the following risk mitigating factors:
•
the pay mix including fixed and variable compensation, including the use of fixed cash compensation (i.e., base salary) and variable incentive compensation (i.e., cash performance bonuses and equity incentive awards);

•	stock ownership guidelines;

•	the oversight of equity compensation plans by the Compensation Committee; and
•	the high level of Board involvement in approving material investments and capital expenditures.
Based on this analysis, the Company believes that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Director Compensation
The Board of Directors, upon the recommendation of the Compensation Committee, approves annual compensation for non-employee directors. In approving non-employee director compensation, the Compensation Committee considers the amount of time that directors spend in fulfilling their duties to the Company, as well as the skill level required of Board members. The Company’s executive officers do not make recommendations regarding the non-employee directors’ compensation.
The Company’s 2010 non-employee director compensation structure, described in more detail below, consisted of (a) cash compensation in the form of annual retainer(s) and meeting fees; (b) equity compensation in the form of stock awards of the Company’s Class A Common Stock; and (c) use of a Company-owned automobile by the non-employee directors.
Annual Retainer and Meeting Fees
The 2010 annual retainer and meeting fees were as follows:
•	Each non-employee director received an annual cash retainer of $30,000 for service on the Board of Directors;
•	The Chair of the Compensation Committee and the Chair of the Nominating and Governance Committee each received an additional annual cash retainer of $5,000;
•	The Chair of the Audit Committee received an additional annual cash retainer of $10,000; and
•
Each non-employee director also received a fee of $1,000 for attendance at each meeting of the Board of Directors and an additional $1,000 for attendance at each meeting of the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee.

Stock Awards
Two non-employee directors who served during 2010 received an outright grant of 6,527 shares of the Company’s Class A Common Stock, with a grant date fair value of $100,000. Three non-employee directors who served during 2010 elected to receive an outright grant of 4,242 shares of the Company’s Class A Common Stock, with a grant date fair value of $65,000 and $35,000 cash. The stock awards were granted under the Amended and Restated Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan.

Company Vehicle
In 2010, each non-employee director was granted use of a vehicle that was owned and insured by the Company.
The following table provides information of compensation paid to our non-employee directors that served during 2010:
2010 DIRECTOR COMPENSATION TABLE

			All other
	Fees Earned or	Stock	Compensation
Name	Paid in Cash ($)	Awards ($)(1)	($)(2)	Total ($)
W. Marvin Rush(3)	—	—	—	—
W.M. “Rusty” Rush(3)	—	—	—	—
Ronald J. Krause	93,000	65,000	12,750	170,750
Harold D. Marshall	92,000	65,000	19,117	176,117
Thomas A. Akin	63,000	100,000	11,868	174,868
James C. Underwood	88,000	65,000	13,724	166,724
Gerald R. Szczepanski	52,000	100,000	4,690	156,690

(1)
These amounts reflect the aggregate grant date fair value of the Class A stock awards granted in 2010 computed in accordance with Accounting Standards Codification 718 (“ASC 718”), “Stock Compensation,” except no assumptions for forfeitures were included. The grant date fair value of the Class A stock awards is based on the closing market price of the Class A Common Stock on the grant date as quoted on the NASDAQ® Global Select Market. Mr. Krause, Mr. Marshall and Mr. Underwood elected to receive $35,000 cash in lieu of stock. As of December 31, 2010, Mr. Marshall held 90,000 Class A stock options, and Mr. Akin held 90,000 Class A stock options.

(2)
These amounts reflect the incremental cost of personal use of a Company-owned vehicle during 2010 for Messrs. Krause, Marshall, Akin, Underwood and Szczepanski, which is equal to the depreciation expense recognized by the Company for the automobile in 2010. Additionally, non-employee directors received automobile insurance under the Company’s fleet insurance policy during 2010. Because the Company did not incur any incremental costs in providing the insurance, no value is attributed to the non-employee directors for this perquisite in the table.

(3)
Only non-employee directors are eligible to receive compensation for their service as a director of the Company. Accordingly, W. Marvin Rush, the Company’s Chairman, and W.M. “Rusty” Rush, the Company’s President and Chief Executive Officer, are not entitled to any director compensation. See the 2010 Summary Compensation Table for a discussion of W. Marvin Rush’s and W.M. “Rusty” Rush’s 2010 compensation.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Although shareholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the shareholders of the Company for ratification at the annual meeting. E&Y has served as the Company’s independent public accounting firm for the fiscal years 2000 through 2010 and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of E&Y, the Audit Committee may reconsider their appointment.

Representatives of E&Y will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR.
Audit Committee Report
Notwithstanding anything to the contrary in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the Company’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee’s function is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the Company’s registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee has completed the following:
•	Reviewed and discussed the audited financial statements with management;
•
Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Audit Committee of the Board of Directors
Thomas A. Akin, Chair
Harold D. Marshall
James C. Underwood
Gerald R. Szczepanski
Audit and Non-Audit Fees
The Audit Committee has a policy that provides for preapproval of audit, audit-related and non-audit services performed by the independent registered public accounting firm to ensure that the provision of non-audit services do not impair the independent registered public accounting firm’s independence. The Audit Committee will annually review and preapprove services (“General Preapproval”) that may be provided by the independent auditors without specific approval from the Audit Committee at the time such services are actually performed. Unless a type of service to be provided by the independent auditors receives General Preapproval, it requires specific approval of the Audit Committee before the independent auditors may commence such services. Any services that would exceed preapproved cost levels under the General Preapproval would similarly require specific approval of the Audit Committee before being performed at the higher cost level.
The following table presents fees for professional audit services rendered by E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2009, and December 31, 2010, and fees billed for other services rendered by E&Y during those periods. All of the fees presented below were preapproved by the Audit Committee.

	2009	2010
Audit Fees(1)	$380,000	$409,379
Audit-Related Fees(2)	—	—
Tax Fees (3)	227,000	183,680
All Other Fees(4)	—	—

Total	$607,000	$593,059

(1)
Audit fees consisted principally of professional services rendered in connection with the audit of the Company’s financial statements for the years ended December 31, 2009 and 2010, the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the years ended December 31, 2009 and 2010, and fees related to the audits of the Company’s internal control over financial reporting.

(2)	There were no additional audit-related fees for professional services rendered by E&Y in 2009 and 2010 that are not reported under “Audit Fees.”

(3)	Tax fees consisted principally of professional services rendered for tax compliance and reporting.

(4)	There are no fees for products and services rendered by E&Y in 2009 and 2010 other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”
The Audit Committee has considered whether the non-audit services provided by E&Y, including the services rendered in connection with tax compliance and reporting, were compatible with maintaining E&Y’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of E&Y as the Company’s independent registered public accounting firm.

PROPOSAL 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
RUSH ENTERPRISES, INC. 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN
Background
The Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan (the “2006 Plan”) was originally approved by the Company’s shareholders on May 16, 2006. Under its current terms, the Company may issue stock options and stock awards under the 2006 Plan (either in the form of an outright grant of shares of Class A Common Stock or in the form of a restricted stock award), but may not issue restricted stock units. When the 2006 Plan was adopted, 1,000,000 shares of Class A Common Stock were reserved for issuance pursuant to the 2006 Plan. On October 10, 2007, the Company effected a 3-for-2 stock split of the Class A Common Stock, resulting in 1,500,000 shares of Class A Common Stock being reserved for issuance pursuant to the 2006 Plan. In connection with the adoption of an amendment and restatement of the Company’s 2007 Long-Term Incentive Plan, the Board reduced the number of shares of Class A Common Stock reserved for issuance under the 2006 Plan by 1,000,000 shares in order to help offset the dilutive impact of the increase in the number of shares of Class A Common Stock pursuant to the amendment and restatement of the 2007 Long-Term Incentive Plan in 2010. Following this amendment, 500,000 shares of Class A Common Stock are available for grant under the 2006 Plan. As of April 1, 2011, the Company has granted stock options for 120,000 shares of Class A Common Stock and stock awards of 99,824 shares of Class A Common Stock under the 2006 Plan. There remain 310,176 shares of the Company’s Class A Common Stock available for future awards under the 2006 Plan. The closing sale price of the Company’s Class A Common Stock on April 1, 2011 was $20.17.
Subject to shareholder approval at the Annual Meeting, on March 3, 2011, the Company’s Board of Directors approved an amendment to the 2006 Plan to expand the type of awards that may be granted under the 2006 Plan to include restricted stock units.
All of the amendments to the 2006 Plan, including the amendment summarized above, are reflected in the Rush Enterprises, Inc. Amended and Restated 2006 Non-Employee Director Stock Plan (the “Restated 2006 Plan”) attached as Appendix A to this proxy statement. The amendment summarized above to the Restated 2006 Plan does not relate to increasing the number of shares of Class A Common Stock reserved for issuance under the 2006 Plan.
Reasons for the Proposal
The Compensation Committee believes that in order to successfully attract and retain qualified non-employee directors, the Company must offer a competitive equity incentive program for non-employees directors. Accordingly, in response to evolving practices, the Compensation Committee seeks the flexibility to make future grants to the Company’s non-employee directors in the form of restricted stock units in addition to, or in lieu of, stock options and the stock awards currently authorized under the 2006 Plan. The Compensation Committee believes that restricted stock units may be more effective than stock options or stock awards in achieving the Company’s compensation objectives, as restricted stock units provide more advantageous tax treatment for recipients in some circumstances and, depending on the total number of shares granted, are potentially less dilutive to the Company’s stock than stock options.

FAILURE OF THE SHAREHOLDERS TO APPROVE THIS PROPOSAL WILL NOT AFFECT THE RIGHTS OF EXISTING HOLDERS OF STOCK OPTIONS OR STOCK AWARDS PREVIOUSLY GRANTED UNDER THE 2006 PLAN, AND THE COMPANY WILL RETAIN THE RIGHT TO CONTINUE TO GRANT STOCK OPTIONS AND STOCK AWARDS FOR THE COMPANY’S CLASS A COMMON STOCK IN THE FUTURE UNDER THE 2006 PLAN, SUBJECT TO THE TERMS OF THE 2006 PLAN AS IT CURRENTLY EXISTS.
Plan Summary
A summary of the material provisions of the Restated 2006 Plan is provided below, but is qualified in its entirety by the full text of the Restated 2006 Plan, a copy of which is included with this Proxy Statement as Appendix A.
Administration
The Restated 2006 Plan will be administered by the Board of Directors or a committee of the Board of Directors consisting solely of two or more directors who are not employees of the Company (the Board of Directors acting in such capacity or such committee being referred to as the “Committee”). Subject to certain restrictions, the Committee may, in its discretion, provide for the extension of the exercisability of an award, accelerate the vesting or exercisability of an award, eliminate or make less restrictive any restrictions contained in an award, waive any restriction or other provision of the Restated 2006 Plan or an award or otherwise amend or modify an award in any manner that is (i) not adverse to the non-employee director to whom such award was granted or (ii) consented to by such non-employee director.
Shares Available for Grant
The aggregate number of shares of Class A Common Stock with respect to which options or stock awards may be granted under the Restated 2006 Plan is 500,000. The class and aggregate number of shares of Class A Common Stock with respect to which stock options or stock awards may be granted is subject to adjustment under certain circumstances. Shares available for the grant of stock options and stock awards may be treasury shares or authorized but unissued shares. If any unexercised or unvested stock option or stock award expires, terminates, or is forfeited, the shares of Class A Common Stock that were subject to the unexercised or unvested portion of the stock option or stock award may again be available for grant as a stock option or stock award under the Restated 2006 Plan.
As of April 1, 2010, the Company had four non-employee directors serving on the Board of Directors.
Stock Options
Grant of Stock Options
Subject to the terms of the Restated 2006 Plan, the Committee may grant stock options to the Company’s non-employee directors in such amounts as the Committee determines, in its sole and absolute discretion.

Exercise Price of Stock Options
Stock options granted under the Restated 2006 Plan will have a per share exercise price equal to at least the “fair market value” of a share of Class A Common Stock on the date of grant. For purposes of the Restated 2006 Plan, the fair market value of a share of Class A Common Stock on a particular date generally means:
(i) if the respective shares of Class A Common Stock are listed on any established stock exchange or a national market system, including without limitation, the NASDAQ® Global Select Market, NASDAQ® Global Market or NASDAQ® Capital Market, the fair market value will be the closing sales price of such respective shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange or system with the greatest volume of trading in the respective shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in the Wall Street Journal or such other source as the Committee deems reliable; or
(ii) if the respective shares of Class A Common Stock are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the fair market value of such respective shares will be the mean between the high bid and high asked prices for such shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in the Wall Street Journal or such other source as the Committee deems reliable; or
(iii) in the absence of an established market for such respective shares of Class A Common Stock of the type described in (i) and (ii), above, the fair market value thereof will be determined by the Committee in good faith.
Duration of Stock Options
Each stock option granted under the Restated 2006 Plan will be exercisable for a term of ten years from the date the stock option was granted, subject to earlier termination as provided in the Restated 2006 Plan.
Amount Exercisable
Each stock option granted pursuant to the Restated 2006 Plan will be fully exercisable on the date of the grant.
Exercise of Stock Options
Stock options may be exercised by the delivery of written notice to the Company setting forth the number of shares of Class A Common Stock with respect to which the stock option is to be exercised and the manner of payment for such shares. Payment of the exercise price for the shares of Class A Common Stock subject to a stock option may be made (i) in cash or cash equivalents (including certified check or bank check payable to the order of the Company), (ii) by tendering previously acquired shares of Class A Common Stock (either actually or by attestation, valued at their then “fair market value”), (iii) in shares of Common Stock withheld by the Company from the shares of Common Stock otherwise issuable to the non-employee director as a result of the exercise of the stock option, or (iv) by any combination of any the foregoing.
Non-Transferability
Stock options are not transferable by the non-employee director other than by will or under the laws of descent and distribution. During the non-employee director’s lifetime, the stock options may be exercised only by the non-employee director.

Termination
Stock options, to the extent they have not been previously exercised, will normally terminate on the earliest of: (i) the last day of the thirty-day period commencing on the date on which the non-employee director ceases to be a member of the Company’s Board of Directors for any reason other than the non-employee director’s death, permanent disability or resignation from the Board of Directors after at least five years of service on the Board of Directors; (ii) the last day of the one-year period commencing on the date on which the non-employee director ceases to be a member of the Board of Directors due to the non-employee director’s resignation from the Board of Directors after at least five years of service on the Board of Directors, death or permanent disability; or (iii) ten years after the date of grant of the stock option.
Rights as Shareholders
No non-employee director has any rights as a shareholder with respect to shares of Class A Common Stock covered by a stock option until shares are issued to the non-employee director upon the exercise of such stock option. Except as provided in the Restated 2006 Plan, no adjustment for dividends, or otherwise, will be made if the record date therefor is prior to the date shares are issued to the non-employee director upon the exercise of a stock option.
Stock Awards
Grant of Stock Awards
Subject to the terms and provisions of the Restated 2006 Plan, the Committee may grant a stock award in the form of an outright grant of shares of Class A Common Stock, in the form of restricted stock units or in the form of restricted stock to a non-employee director in such amounts as the Committee determines.
Award Restrictions
The Committee may impose such terms, conditions, or restrictions as the Committee deems appropriate on any stock award. Such terms, conditions, or restrictions may include, but not be limited to, the requirement that a non-employee director pay a purchase price for each share of Class A Common Stock subject to the stock award, restrictions on transferability, requirements regarding continued service as a member of the Board of Directors or other time-based restrictions, or the achievement of individual performance goals or attainment of pre-established performance targets. The period of vesting and the lapsing of any applicable forfeiture restrictions will be established by the Committee at the time of grant.
Transferability
Except as may otherwise be provided by the Committee or the terms of any stock award agreement, shares subject to a stock award will generally not be transferable until all forfeiture restrictions applicable to the stock award have lapsed or, in the sole and absolute discretion of the Committee, are cancelled. Once the forfeiture restrictions have lapsed or been cancelled, the shares of Class A Common Stock that were subject to the stock award shall, subject to any restrictions under applicable securities laws, become freely transferable.
Rights as a Shareholder
During the period in which a non-employee director’s stock award is subject to any forfeiture restrictions, the Committee may, in its sole discretion, grant to the non-employee director all or any of the rights of a shareholder with respect to the shares of Class A Common Stock that are the subject of the stock award, including, but not limited to, the right to vote such shares and to receive dividends.
Restricted Stock Unit Awards
Subject to the terms and provisions of the Restated 2006 Plan, the Committee may grant restricted stock unit awards to a non-employee director subject to such terms and conditions as the Committee may determine. In general, and as except as described below, the same terms and conditions applicable to other stock awards will apply to restricted stock unit awards. Each restricted stock unit will have the value of one respective share of the Company’s Class A Common Stock. Unless the Committee determines otherwise, the holder of a restricted stock unit will not have any rights of a shareholder with respect to the shares covered by the restricted stock unit.

Changes in the Company’s Capital Structure
In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to shareholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Class A Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the following: (i) the aggregate number and kind of shares authorized by the Restated 2006 Plan; (ii) the number, kind and price, as applicable, of any outstanding stock options or stock awards granted under the Restated 2006 Plan; and (iii) the annual limitation on the number of shares that may be granted to each non-employee director pursuant to stock option awards and stock awards (or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder in cancellation of an outstanding stock option or stock award with respect to which Class A Common Stock has not been previously issued); provided, however, that no such adjustment shall increase the aggregate value of any outstanding stock option or stock award.
In the event of any adjustment in the number of shares of Class A Common Stock covered by any stock option or stock award, any fractional shares resulting from such adjustment shall be disregarded and each such stock option or stock award shall cover only the number of full shares resulting from such adjustment.
Effective Date of Plan
The Restated 2006 Plan shall become effective the first business day following its approval by the shareholders of the Company. If, however, the Restated 2006 Plan is not approved by the shareholders, the 2006 Plan, as it currently exists, will remain in full force and effect and the Company will retain the right to grant future awards under the 2006 Plan subject to the terms of the 2006 Plan as it currently exists.
Amendment or Termination of Plan
The Board of Directors may at any time and from time to time amend the Restated 2006 Plan in order that the stock options or stock awards granted may conform to any changes in the law or in any other respect that the Board of Directors may deem to be in the best interests of the Company; provided, however, that without shareholder approval, no amendment shall make any change in the Restated 2006 Plan for which shareholder approval is required. All stock options and stock awards granted under the Restated 2006 Plan shall be subject to the terms and provisions of the Restated 2006 Plan and, except as otherwise provided in the Restated 2006 Plan, any amendment, modification or revision of the Restated 2006 Plan shall be deemed to amend, modify or revise all stock options and stock awards outstanding under the Restated 2006 Plan at the time of the amendment.
The Board of Directors may terminate the Restated 2006 Plan at any time.
Written Agreement
Each stock option and stock award granted under the Restated 2006 Plan will, to the extent necessary, be embodied in a written agreement, which will be subject to the terms and conditions of the Restated 2006 Plan and which may contain such other provisions as the Committee in its discretion deems advisable.

Federal Income Tax Consequences
Under current federal tax law, the following are the United States federal income tax consequences generally arising with respect to stock options and stock awards granted under the Restated 2006 Plan. This summary is not intended to be exhaustive and the exact tax consequences to any non-employee director will depend on various factors and the director’s particular circumstances. This summary is based on present laws, regulations and interpretations and is not a complete description of federal tax consequences. This summary of federal tax consequences may change in the event of a change in the Internal Revenue Code or regulations thereunder or interpretations thereof. We urge the non-employee directors to consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of awards made under the Restated 2006 Plan prior to taking action with respect to an award. The Restated 2006 Plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.
Stock Options
Income is not recognized by a non-employee director for federal income tax purposes on the grant of a stock option. On exercise of a stock option, the non-employee director will recognize income equal to the excess of the fair market value of the shares of Class A Common Stock received over the exercise price stated in the stock option agreement. The Company receives a deduction equal to the amount of ordinary income recognized by the non-employee director at the time of the recognition of ordinary income by the non-employee director.
Generally, the non-employee director’s basis in the shares of Common Stock received upon the exercise of a stock option is equal to the exercise price for such shares of Class A Common Stock as stated in the stock option agreement plus any ordinary income recognized by the non-employee director on the exercise of the stock option. If a non-employee director thereafter sells the shares of Class A Common Stock acquired, any amount realized as a result of the sale over the non-employee director’s basis in such shares of Class A Common Stock will constitute capital gain to the non-employee director for federal income tax purposes.
Stock Award
A holder of a stock award, including a restricted stock unit award, will recognize income for federal income tax purposes when the shares of Class A Common Stock that are the subject of the stock award are either transferable or no longer subject to a substantial risk of forfeiture, whichever occurs first.
Therefore, if a non-employee director receives a grant of shares of Class A Common Stock without any restrictions, the director will immediately recognize ordinary income equal to the excess of the fair market value of the shares of Class A Common Stock received (determined as of the date of the stock award) over the price, if any, paid by the non-employee director for the stock.
If a non-employee director receives a stock award, including a restricted stock unit award, that is subject to certain forfeiture restrictions, the director will not recognize income for federal income tax purposes until the earlier of the first taxable year in which the shares of Class A Common Stock are transferable, or no longer subject to a substantial risk of forfeiture. At that time, the non-employee director will recognize ordinary income equal to the excess of the fair market value of the shares of Class A Common Stock received with respect to which the restrictions have lapsed (with such value determined as of the date the stock became transferable or no longer subject to a substantial risk of forfeiture) over the price, if any, paid by the non-employee director for the stock.

New Plan Benefits
Because it is within the discretion of the Compensation Committee to determine which non-employee directors receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the 2006 Plan or the amounts of such awards.
Equity Compensation Plan Information
The Equity Compensation Plan Information Table provides information as of December 31, 2010, with respect to shares of Class A and Class B Common Stock that may be issued under our existing equity compensation plans, including the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan, the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan, The Rush Enterprises, Inc. Long-Term Incentive Plan, as amended (adopted by the Company’s shareholders in May 1996), and the Rush Enterprises, Inc. 1997 Non-Employee Director Stock Option Plan, as amended.
Class A Common Stock:

	Number of securities to be		Number of securities remaining
	issued upon exercise of	Weighted-average exercise	available for future issuance under
	outstanding options, warrants	price of outstanding options,	equity compensation plans as of
	and rights as of	warrants and rights as of	December 31, 2010 (excluding
	December 31, 2010	December 31, 2010	securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,544,701	$11.26	2,934,941
Equity compensation plans not approved by security holders	—	—	—

Total	3,544,701	—	2,934,941	(1)

(1)
Includes 2,934,941 shares that may be issued in the form of restricted stock under the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan and the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan.

Class B Common Stock:

	Number of securities to be		Number of securities remaining
	issued upon exercise of	Weighted-average exercise	available for future issuance under
	outstanding options, warrants	price of outstanding options,	equity compensation plans as of
	and rights as of	warrants and rights as of	December 31, 2010 (excluding
	December 31, 2010	December 31, 2010	securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	165,176	$4.13	450,000
Equity compensation plans not approved by security holders	—	—	—

Total	165,176	—	450,000	(1)

(1)	Includes 450,000 shares that may be issued in the form of restricted stock under the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
APPROVE THE ADOPTION OF THE AMENDED AND RESTATED 2006 NON-EMPLOYEE
DIRECTOR STOCK PLAN

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
This advisory vote on executive compensation gives shareholders the opportunity to express their views on our named executive officers’ compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.
As described in detail in our Compensation Discussion and Analysis, a core objective in designing our executive compensation program is to deliver fair, reasonable and competitive total direct compensation (i.e., total cash compensation, plus the equity incentive awards and all other compensation), based on the Company’s financial and operating performance and individual contributions, that will attract and retain motivated executives who substantially contribute to the Company’s long-term success and the creation of shareholder value. The Compensation Committee believes that the Company’s executive compensation program reflects a strong “pay-for-performance” philosophy and is well aligned with shareholders’ long-term interests. The compensation awarded to our named executive officers is based substantially on corporate financial and operating performance, as well as individual performance and contributions, which drives the creation of sustainable long-term shareholder value. The following graph illustrates our pay-for-performance philosophy and reflects the connection between executive compensation (CEO total direct compensation) and long-term shareholder value (total shareholder return).
Indexed total shareholder return (TSR) represents the value of $100 invested in the Company at the beginning of the periods presented. Pay information prior to 2007 is based on previous SEC disclosure requirements.
The Compensation Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of short-term and long-term performance, and support our other executive compensation objectives, including long-term career development and retention goals.
Among the important elements of our executive compensation program and features incorporated into our program during 2010 to achieve our core objectives are the following:
•
Variable or “at risk” compensation, delivered in the form of short-term cash performance bonuses and long-term equity incentive awards, represents approximately 40% to 60% of our named executive officers’ total direct compensation.

•
A significant portion of each named executive officer’s incentive compensation — approximately 55% on average for 2010 — is comprised of equity incentive awards, which drives long-term performance and aligns the interests of our named executive officers with those of our shareholders.

•
Long-term equity incentive awards were allocated at approximately 68% stock options that vest over three years beginning on the third anniversary of the grant date and 32% restricted stock awards that vest over three years beginning on the first anniversary of the grant date.

•
The Company has implemented stock ownership guidelines that, along with the design of long-term equity incentive awards, promotes long-term executive stock ownership and aligns executive interests with those of our shareholders.

•
The Company’s Executive Transition Plan, in which the named executive officers participate, employs a double-trigger change in control termination provision. For a further description of this agreement, see “Severance and Change of Control Arrangements.”

The Compensation Committee believes that our executive compensation program has played a significant role in our ability to drive strong financial results, which is demonstrated by the accomplishments of our executive team over the last fiscal year. During 2010, our named executive officers successfully managed the Company during a challenging macroeconomic environment marked by turbulent financial markets and slow economic recovery by delivering strong financial performance and shareholder returns for the year, including:
•	Annual revenues of $1.5 billion, representing an increase of 25% over 2009.
•	Annual diluted earnings per share of $0.82, representing an increase of 413% over 2009.
•	Class A and Class B Common Stock price appreciation of 72% over 2009.
•	A record quarterly absorption rate of 110.2% in the fourth quarter of 2010.
The Company has also adopted certain policies to reflect evolving governance practices:
•
The Compensation Committee adopted a policy that prohibits excise tax gross-up payments in any future change in control arrangements with executive officers, unless the arrangement is approved by shareholders.

•
The Compensation Committee adopted a hedging policy that prohibits our directors, executive officers and certain other employees from trading in options or any Rush Enterprises, Inc. stock derivatives or otherwise profiting from short-term speculative swings in the value of Rush Enterprises, Inc. stock.

You have the opportunity to vote “for” or “against” or “abstain” from voting on the following non-binding resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables, and the narrative discussion.”
While your vote on this proposal is advisory and will not be binding on the Company, the Board of Directors or the Compensation Committee, we value the opinion of our shareholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN
ADVISORY BASIS, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE
OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF
REGULATION S-K.

PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON
EXECUTIVE COMPENSATION
In addition to the advisory vote on executive compensation, the Company is asking shareholders to vote, on an advisory basis, on the recommended frequency for which the Company is to hold future shareholder advisory votes on our executive compensation. Shareholders may indicate whether they would prefer, on an advisory basis, an advisory vote on executive compensation once every one, two or three years, or they may abstain from voting.
After careful consideration, the Company’s Board of Directors has determined that a vote on executive compensation that occurs once every three years (a triennial vote) is the most appropriate alternative for the Company, and therefore recommends that shareholders vote for a three-year interval for the shareholder advisory vote on executive compensation. In formulating its recommendation, the Board of Directors considered the need for executive compensation to be evaluated over the long-term and a sufficient timeframe for shareholders to thoughtfully analyze the Company’s executive compensation program, and for the Board of Directors to consider and address shareholder feedback.
The Board of Directors believes that a well-structured compensation program should include plans that drive the creation of sustainable shareholder value over the long-term and do not simply focus on short-term gains. Our executive compensation program is designed to support long-term value creation and to align the interests of our executives with those of the shareholders. Accordingly, approximately 40% to 60% of the named executive officers’ total direct compensation was based on the Company’s financial and operational performance, of which approximately 55% was paid on average in the form of equity incentive awards that are subject to a three-year vesting schedule to encourage our named executive officers to focus on long-term performance and retention (with regard to stock option awards, the three-year vesting schedule does not begin until the third anniversary of the grant date). We believe that a triennial vote would allow our executive compensation program to be evaluated in relation to our long-term performance. Holding a vote on a more frequent basis could encourage a short-term view of compensation and may not provide a meaningful period of time against which our executive compensation program can be evaluated.
The Board of Directors also believes that a triennial vote will provide the most effective time-frame for the Company to thoughtfully consider shareholder input reflected by the advisory vote on executive compensation, obtain shareholders’ feedback on the Company’s executive compensation program, and implement any appropriate changes to our program.
We recognize the importance of receiving input from our shareholders on important issues, including executive compensation, and we are open to input from our shareholders regarding a variety of items. We believe that this outreach to shareholders, and our shareholders’ ability to contact us at any time to express their views on executive compensation, or other matters, holds us accountable to shareholders and reduces the need for and value of more frequent advisory votes on executive compensation. If a shareholder has a concern about our executive compensation programs, the Board of Directors or our Compensation Committee, either individually or as a group, may be contacted at any time as noted under “Communications with Directors” above.
The Board of Directors therefore recommends that our shareholders select “Three Years” when voting on this Proposal 5. However, shareholders are not voting to approve or disapprove the Board’s recommendation.
While your vote on this proposal is advisory and will not be binding on the Company, the Board or the Compensation Committee, we value the opinion of our shareholders and will take the results of this advisory vote into account when making decisions regarding the frequency of future shareholder advisory votes on our executive compensation program.

We are required to hold an advisory vote on the frequency of future shareholder advisory votes on our executive compensation at least once every six years.
FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT THE
SHAREHOLDERS VOTE, ON AN ADVISORY BASIS, TO CONDUCT FUTURE
SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY
THREE YEARS.

FURTHER INFORMATION
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR
BOARD OF DIRECTORS
Set forth below is information with respect to each director, executive officer and director nominee of the Company as of April 1, 2011.

Name	Age	Position
W. Marvin Rush	72	Chairman and Director
W.M. “Rusty” Rush	52	President, Chief Executive Officer and Director
Martin A. Naegelin, Jr.	47	Executive Vice President
Daryl J. Gorup	62	Senior Vice President — Dealership Operations
David C. Orf	61	Senior Vice President — Marketing, Fleets and Specialized Equipment
Steven L. Keller	41	Vice President, Chief Financial Officer and Treasurer
James E. Thor	53	Senior Vice President — Retail Sales
Richard J. Ryan	43	Senior Vice President — Navistar Dealerships
Scott Anderson	53	Senior Vice President — Finance and Insurance
Richard “Dick” Hall	72	Vice President — Insurance
Derrek Weaver	38	Vice President, General Counsel and Secretary
James C. Underwood	67	Director
Harold D. Marshall	75	Director
Thomas A. Akin	56	Director
Gerald R. Szczepanski	62	Director
W. Marvin Rush founded the Company in 1965. He served as President from its inception until November 1995 when he began his service as Chairman of the Board of Directors and Chief Executive Officer of the Company. In 2006, he resigned his position as Chief Executive Officer, but continues to serve as Chairman of the Board. W. Marvin Rush was named North American Peterbilt Dealer of the Year in 1993, 1994, 2000 and 2001, and was named American Truck Dealers’ Dealer of the Year in 2008. He currently serves on the Texas Department of Motor Vehicles Board.
The Board concluded that W. Marvin Rush should serve as a director of the Company in part due to the fact that he is the Company’s founder, which brings a great depth of Company and industry knowledge to the Board. Furthermore, W. Marvin Rush is the Company’s largest shareholder.

W.M. “Rusty” Rush has served as President of the Company since 1995 and Chief Executive Officer of the Company since 2006. He has overseen all day-to-day operations of the Company since 2001, when he was named the Company’s Chief Operating Officer. W.M. “Rusty” Rush served as Vice President and Executive Vice President of the Company from 1990 until November 1995 when he began his service as President of the Company.
The Board concluded that W.M. “Rusty” Rush’s years of experience at the Company in a variety of functions with increasing responsibility, have provided him with an in-depth understanding of the operations of the Company’s businesses and given him insight into the Company’s strategic direction and leadership selection. As President and Chief Executive Officer, W.M. “Rusty” Rush is uniquely able to advise the Board on the opportunities and challenges of managing the Company, as well as its day-to-day operations and risks.
Martin A. Naegelin, Jr. has served as Executive Vice President of the Company since March 2007. He served as Vice President and Chief Financial Officer of the Company from January 1997 to March 2007. Mr. Naegelin was promoted to Senior Vice President in December 2001 and was named Secretary and Treasurer of the Company. Prior to joining the Company, Mr. Naegelin served as Vice President of Investor Relations and Corporate Development of Norwood Promotional Products, Inc. Mr. Naegelin had seven years of public accounting experience prior to joining Norwood in 1993.
Daryl J. Gorup has served as Senior Vice President of Dealership Operations of the Company since January 1997. Prior to joining the Company, Mr. Gorup served for 15 years in various executive positions with Peterbilt Motors Company, including General Sales Manager.
David C. Orf has served as Senior Vice President of Marketing, Fleets and Specialized Equipment Sales of the Company since 1996. Mr. Orf was the general manager of the Company’s Houston, Texas, facilities from 1993 until 1996. Prior to joining the Company, Mr. Orf served as the southeast regional manager of Peterbilt Motors Company.
Steven L. Keller has served as Vice President, Chief Financial Officer and Treasurer of the Company since March 2007. Mr. Keller has been intimately involved in the Company’s finance and accounting functions since 1997, with responsibility for financial analysis and planning, business acquisitions, SEC reporting, investor relations and corporate taxes. Prior to joining the Company, Mr. Keller, a Certified Public Accountant, worked in the San Antonio office of Ernst & Young LLP and obtained a Bachelor’s of Business Administration in accounting from St. Mary’s University in San Antonio, Texas.
James E. Thor has served as the Senior Vice President of Retail Sales of the Company since June 2004. Prior to joining the Company, Mr. Thor served for 14 years in various executive positions with Peterbilt Motors Company. In 1996, Mr. Thor was promoted to Director of U.S. Regional Sales of Peterbilt, prior to which he served as Regional Sales Manager and District Sales Manager.
Richard J. Ryan has served as Senior Vice President — Navistar Dealerships since May of 2010. Mr. Ryan served as the Company’s Regional General Manager of the Colorado Region from 2006 until 2010, and General Manager of the Denver location from 2004 to 2006. Prior to joining the company Mr. Ryan was the President of American Cargo L.L.C., a truck body manufacturing company. Mr. Ryan has over 20 years of experience in the commercial truck industry. Mr. Ryan has a Bachelor of Business Administration degree from Michigan State University.
Scott Anderson has served as Senior Vice President of Finance and Insurance of the Company since 2005 and was promoted to Senior Vice President in February 2006. Prior to joining the Company, Mr. Anderson served as Manager of Continental European Operations for CIT Group from 2004 to 2005 and was Managing Director of European Commercial Finance for Associates Capital Corp from 1998 to 2004. Mr. Anderson has over 25 years of experience in the commercial equipment finance industry.

Richard “Dick” Hall has served as Vice President of Associated Acceptance, Inc., the Company’s insurance agency affiliate, since December 1992, when he joined the Company. Mr. Hall was promoted to Vice President in 2003. Prior to joining the Company, Mr. Hall worked for eight years as President and Director of Municipal Insurance Company of America, Elgin, Illinois, 15 years as President and Director of Northland Insurance Agency, Inc., a bank holding company in Chicago, Illinois, and he owned and operated an insurance school in San Antonio, Texas, for six years.
Derrek Weaver has served as Vice President and General Counsel of the Company since April 2010 and has also served as Secretary since February 2006. Mr. Weaver served as Vice President of Legal Affairs and Chief Compliance Officer from February 2005 to April 2010. Mr. Weaver is responsible for overseeing all legal matters pertaining to the Company, including general corporate compliance and governance matters, acquisitions and dispute resolution. Prior to joining the Company, Mr. Weaver was an Associate Attorney at Fulbright & Jaworski L.L.P. Mr. Weaver received a Bachelor of Science in Mechanical Engineering from the University of Colorado at Boulder and a Doctor of Jurisprudence, summa cum laude, from the Texas Tech University School of Law.
James C. Underwood was appointed to the Board of Directors on February 21, 2008. Mr. Underwood is a career veteran of the commercial vehicle industry, having served in managerial and executive positions at GMC Truck & Coach Division, IVECO and American Isuzu Motors. In September 2000, Mr. Underwood became President and COO of General Motors Isuzu Commercial Truck, LLC, a joint venture to consolidate Isuzu and General Motors medium-duty commercial vehicle sales, service and marketing functions in the United States. Mr. Underwood served as Vice Chairman of Isuzu Commercial Truck of America, Inc. from 2007 until his retirement on February 29, 2008.
The Board of Directors concluded that Mr. Underwood should serve as a director of the Company because of his extensive commercial truck experience combined with his ability to provide a manufacturer’s perspective of various issues that are critical to the Company’s ability to meet its strategic goals.
Harold D. Marshall has served as a director of the Company since February 1999. Mr. Marshall served as President, Chief Operating Officer and a director of Associates First Capital Corp. from May 1996 until his retirement in March 1999. Mr. Marshall joined Associates First Capital Corp. in 1961 and organized its Transportation Division in 1974. Mr. Marshall served as Vice Chairman of the American Trucking Association, Trustee of the American Trucking Association Foundation, and as a Trustee on the Board of Trustees of the Dallas Museum of Art. Mr. Marshall currently serves as Trustee Emeritus of the Hudson Institute Board of Trustees. Mr. Marshall served as a director of Overnite Corp. from November 19, 2003, until Overnite Corp. was acquired by United Parcel Service, Inc. on August 5, 2005.
The Board of Directors concluded that Mr. Marshall should serve as a director of the Company because of his knowledge of the commercial trucking industry and years of experience serving as an executive officer and director of public companies.
Thomas A. Akin has served as a director of the Company since August 2004. Mr. Akin worked in the audit department of E&Y from 1976 until 1989 and has served as the director of the audit department of Akin, Doherty, Klein & Feuge, P.C., in San Antonio, Texas since 1991. Throughout his career, Mr. Akin has served as the client service executive responsible for the independent audit of companies registered with the SEC.
The Board of Directors concluded that Mr. Akin should serve as a director of the Company because of his financial reporting expertise.

Gerald R. Szczepanski has served as a director of the Company since October 2008. Mr. Szczepanski was the co-founder, and former Chairman and Chief Executive Officer of Gadzooks, Inc., a publicly traded, specialty retailer of casual clothing and accessories for teenagers. On February 3, 2004, Gadzooks, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (Case No. 04-31486-11). Mr. Szczepanski is a director, Chair of the Compensation Committee and a member of the Audit Committee and the Nominating and Governance Committee of GameStop Corp.
The Board of Directors concluded that Mr. Szczepanski should serve as a director of the Company because his knowledge of the operations of multi-point retail establishments and years of experience serving as the chief executive officer and director of public companies will provide the Board of Directors with perspectives on issues that the Company expects to face as it continues to expand its network of dealerships.
All directors of the Company hold office until the next Annual Meeting of Shareholders and the election and qualification of their successors. Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his successor is appointed and until his earlier resignation or removal in accordance with applicable law. W.M. “Rusty” Rush is the son of W. Marvin Rush. There are no other family relationships among the executive officers and directors of the Company.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
In 2010, our executive officers demonstrated their capacity to perform well and produce a number of significant achievements for the Company, despite the economic uncertainty that plagued consumer confidence throughout the year and caused hesitation by fleet customers to invest in major truck purchases. We are especially pleased that our executive officers were able to navigate such a difficult year while continuing to advance the long-term interests of our shareholders. Key highlights of the Company’s 2010 performance include the following:
•	Annual revenues of $1.5 billion, representing a 25% increase over 2009.
•	Annual diluted earnings per share of $0.82, representing a 413% increase over 2009.
•	Class A and Class B Common Stock price appreciation of 72% over 2009.
•	A record quarterly absorption rate of 110.2% in the fourth quarter of 2010.
The Compensation Committee believes that our executive compensation program has played a significant role in the Company’s ability to drive strong financial results and the creation of shareholder value, which is demonstrated by the accomplishments of the Company’s executive team over the last fiscal year. The following are key aspects of the Company’s executive compensation program in 2010:
•
Variable or “at risk” compensation, delivered in the form of short-term cash performance bonuses and long-term equity incentive awards, represents approximately 40% to 60% of our named executive officers’ total direct compensation.

•
A significant portion of each named executive officer’s incentive compensation — approximately 55% on average for 2010 — is comprised of equity incentive awards, which drives long-term performance and aligns the interests of our named executive officers with those of our shareholders.

•
Long-term equity incentive awards were allocated at approximately 68% stock options that vest over three years beginning on the third anniversary of the grant date and 32% restricted stock awards that vest over three years beginning on the first anniversary of the grant date.

•
The Company has implemented stock ownership guidelines that, along with the design of long-term equity incentive awards, promotes long-term executive stock ownership and aligns executive interests with those of our shareholders.

•
The Company’s Executive Transition Plan, in which the named executive officers participate, employs a double-trigger change in control termination provision. For a further description of this agreement, see “Severance and Change of Control Arrangements.”

The Company has also adopted certain policies to reflect evolving governance best practices:
•
The Compensation Committee has adopted a policy that prohibits excise tax gross-up payments in any future change in control arrangements with executive officers, unless the arrangement is approved by shareholders.

•
The Compensation Committee has adopted a hedging policy that prohibits our directors, executive officers and certain other employees from trading in options or any Rush Enterprises, Inc. stock derivatives or otherwise profiting from short-term speculative swings in the value of Rush Enterprises, Inc. stock.

Overview of 2010 Executive Compensation Decisions
The Compensation Committee evaluated and set 2010 executive compensation in the context of (a) the Company’s financial and operating performance; (b) each named executive officer’s role, responsibilities, and performance; (c) competitive pay information of the Company’s peer group and other published survey data; and (d) the desire to align the named executive officers’ long-term incentives with the Company and its shareholders. Despite economic uncertainty that plagued consumer confidence throughout the year and caused hesitation by fleet customers to invest in major truck purchases, the Company’s financial performance showed significant improvement over 2009 financial results. The named executive officers’ 2010 compensation was directly impacted by the Company’s 2010 financial performance.
The Compensation Committee strives to ensure that the Company’s executive compensation program remains fair, reasonable, and competitive. Accordingly, as in the past, competitive pay information was a significant factor in determining 2010 executive compensation. However, the Compensation Committee does not target or set executive compensation at specific benchmark percentiles. In 2010, the Compensation Committee used its subjective judgment and discretion, rather than a formula-driven framework, in setting the individual pay components of executive compensation, with each of the above factors being a significant reference point.
The Compensation Committee does not use highly leveraged incentives that drive risky short-term behavior. Instead, the Compensation Committee aims to reward consistent and long-term performance. In 2010, with the exception of the Chief Financial Officer whose equity inventive award was increased by 50%, the Compensation Committee granted equity incentive awards to the named executive officers at the same level as the 2009 to continue to encourage and support strong leadership and performance during the current weak economic environment. The 2010 equity incentive awards, combined with the Company’s executive officer stock ownership requirements, are intended to align the named executive officers’ interests with the Company’s shareholders by rewarding long-term stock performance.
The most significant compensation decisions made in 2010 included the following:
•	Base salaries of the Chairman, Chief Executive Officer and Chief Financial Officer were increased, while the base salaries of the other named executive officers remained unchanged;
•
Cash performance bonuses for the named executive officers, except the Chairman, were increased by 45% to 71%, to reflect the significant improvement in the Company’s financial performance over 2009 financial results;

•	The number of equity incentive awards granted to the named executive officers remained unchanged, except for the Chief Financial Officer, whose equity awards were increased by 50%.
An analysis of the above compensation decisions is set forth below.
Compensation Philosophy and Objectives
The Company’s executive compensation program is designed to accomplish the following objectives:
•	To attract and retain motivated executives who substantially contribute to the Company’s long-term success and the creation of shareholder value;
•	To reward executives when the Company performs well financially, while not encouraging executives to take unnecessary risks that could threaten the long-term sustainability of the Company; and
•	To be competitive with the Company’s peers without targeting or setting compensation at specific benchmark percentiles.

Within this framework, the Compensation Committee strives to maintain executive compensation that is fair, reasonable, and competitive with the Company’s peer group and other published survey data.
Compensation Setting Process
The Compensation Committee approves all compensation decisions for the named executive officers, including base salaries, cash performance bonuses, and equity incentive awards. The Compensation Committee aims to structure executive compensation in a manner that achieves the compensation objectives described above. In approving 2010 executive compensation, the Compensation Committee reviewed and considered, among other things:
•	The Company’s financial and operating performance;
•	The role and responsibilities of the named executive officers;
•	Evaluations of the named executive officers’ performance;
•	Competitive pay information of the Company’s peer group and other published survey data;
•	Historical compensation levels; and
•	Recommendations of the Chairman and Chief Executive Officer.
In approving 2010 executive compensation, the Compensation Committee reviewed tally sheets for each named executive officer, which were prepared by management. The tally sheets set forth the actual base salary, cash performance bonus, total cash compensation, number and value of stock option awards, number and value of restricted stock awards, and total direct compensation for each executive officer of the Company, including the named executive officers, for 2007, 2008, and 2009, and actual base salary for 2010. The Compensation Committee used the tally sheets as a reference point to ensure that its members understood the total direct compensation of the named executive officers. The tally sheets also allowed the Compensation Committee to review, in one place, how a change in the amount of each compensation component affects each named executive officer’s total direct compensation and to review each named executive officer’s total direct compensation in the aggregate. Based upon this review, the Compensation Committee determined that total direct compensation for each of the named executive officers was consistent with the Compensation Committee’s expectations. The Compensation Committee did not increase or decrease the amount of compensation of the named executive officers solely based upon its review of the tally sheets.
As a general rule, the Company does not use specific quantitative individual performance measures in determining compensation. The Company believes that using quantitative individual performance measurements does not create the appropriate balance of incentives to build long-term value because the use of quantitative individual performance measurements may encourage achievement of such measurements without appropriate consideration of the risks taken to achieve short-term quantitative individual performance measurements. Instead, the Compensation Committee and W. Marvin Rush and W.M. “Rusty” Rush utilize a broad range of qualitative factors to evaluate individual performance and contribution, including overall performance of the Company, overall performance of those areas of the Company that each named executive officer oversees, reliability, a track record of integrity, knowledge of the commercial truck and construction equipment industry, institutional knowledge, good judgment, foresight, and leadership ability.

Role of Executive Officers in Compensation Decisions
The Company’s executive officers, including the Chairman and the Chief Executive Officer, regularly attend Compensation Committee meetings and, upon the Compensation Committee’s request, provide compensation and other related information to the Compensation Committee.
W. Marvin Rush and W.M. “Rusty” Rush attend Compensation Committee meetings, but are not present for executive sessions or discussions of their own compensation. W. Marvin Rush and W.M. “Rusty” Rush (a) formulate recommendations on matters of compensation philosophy, objectives, and design; (b) provide an overview of the Company’s financial and operating performance; and (c) provide the results of their annual performance evaluation of the other named executive officers.
W. Marvin Rush and W.M. “Rusty” Rush discussed with the Compensation Committee the following specific performance considerations that impacted their compensation recommendations:
•
Martin A. Naegelin, Jr. Mr. Naegelin is responsible for all administrative functions of the Company. In 2010, Mr. Naegelin provided key support and coordination for all administrative aspects of the Company’s major corporate initiatives.

•
David C. Orf. Mr. Orf is responsible for new truck sales related to fleets and specialized equipment at the Company’s dealerships. In 2010, Mr. Orf demonstrated superior management skills in continuing the strategic focus of growing the sales related to fleets and specialized vocational markets, while maximizing the departments’ efficiency through budgeting, business planning, and evaluation and training of personnel.

•
Steven L. Keller. Mr. Keller is responsible for the financial management of the Company and evaluating and managing all aspects of accounting, auditing, treasury, and tax. In the difficult economic environment that continued into 2010, Mr. Keller’s financial leadership was critical to maintaining a strong balance sheet and managing the Company’s financial position.

Based on their performance evaluations of the other named executive officers and one or more of the other factors set forth above under “Compensation Setting Process,” W. Marvin Rush and W.M. “Rusty” Rush make a joint recommendation to the Compensation Committee regarding the base salary levels, the amount of the annual cash performance bonus, and the form and amount of the equity incentive awards granted to the named executive officers. W. Marvin Rush and W.M. “Rusty” Rush did not use any formula in determining their compensation recommendations. The Compensation Committee has complete discretion to approve, disapprove, or alter W. Marvin Rush’s and W.M. “Rusty” Rush’s compensation recommendations. In 2010, the Compensation Committee accepted, without modification, W. Marvin Rush’s and W.M. “Rusty” Rush’s recommendations regarding the named executive officers’ increase in base salary, the amount of their annual cash performance bonus, and the form and amount of their equity incentive awards. The entire Board of Directors ratifies the individual pay components, as well as the total direct compensation, of the named executive officers.
The Chairman’s and Chief Executive Officer’s Compensation
The Compensation Committee conducts an annual evaluation of the performance of the Chairman and Chief Executive Officer. Based on the Chairman’s and Chief Executive Officers’ roles and responsibilities within the Company, their performance evaluations, and one or more of the other factors set forth above under “Compensation Setting Process,” the Compensation Committee approves their base salary, annual cash performance bonus, and annual equity incentive awards.

Chairman
Pursuant to the Company’s Amended and Restated Bylaws, the Chairman of the Board is an executive officer of the Company. Furthermore, the Chairman performs a policy-making function for the Company. The Compensation Committee approved W. Marvin Rush’s compensation disclosed in this proxy statement because he is not only responsible for overseeing the formulation of the Company’s business strategy, but he is also the founder of the Company who has guided the Company for more than 45 years and his experience and industry relationships are valuable to the Company. W. Marvin Rush founded the Company in 1965 and remains active in the Company’s business by providing regular advice and support to the Chief Executive Officer regarding corporate strategy and operations; developing and maintaining relationships with dealers and manufacturers; and representing the Company to customers, suppliers, and the community.
The Compensation Committee approved W. Marvin Rush’s individual pay components based upon its subjective evaluation of his role and responsibilities within the Company (including the unique contributions he makes to the Company as its founder) and his personal performance and accomplishments. Despite continuing weakness in consumer confidence throughout the year and hesitation by fleet customers to invest in major truck purchases, as a result of W. Marvin Rush’s past and present corporate strategy and vision, the Company’s financial performance showed significant improvement over 2009 financial results. W. Marvin Rush’s 2010 compensation was directly impacted by the Company’s 2010 financial performance. Because W. Marvin Rush’s base salary had not increased since 2005, the Compensation Committee increased W. Marvin Rush’s base salary from $900,000 to $1,000,008 in 2010. W. Marvin Rush’s cash performance bonus was not increased, in part because his total cash compensation was above the 75th percentile of the competitive pay information reviewed by the Compensation Committee in 2011.
Chief Executive Officer
The Compensation Committee approved W.M. “Rusty” Rush’s compensation disclosed in this proxy statement based upon his role as Chief Executive Officer. W.M. “Rusty” Rush is responsible for managing the Company’s overall business, including ensuring the effective implementation of corporate strategy; ensuring financial and operational objectives are attained; and participating in the day-to-day operational issues related to sales, dealership operations, and personnel.
The Compensation Committee approved W.M. “Rusty” Rush’s individual pay components based upon its subjective evaluation of his role and responsibilities within the Company and his personal performance and accomplishments. Despite continuing weakness in consumer confidence throughout the year and hesitation by fleet customers to invest in major truck purchases, as a result of W.M. “Rusty” Rush’s strong leadership and industry experience, the Company’s financial performance showed significant improvement over 2009 financial results. W.M. “Rusty” Rush’s 2010 compensation was directly impacted by the Company’s 2010 financial performance. Because W.M. “Rusty” Rush’s base salary had not increased since 2006, and because the Compensation Committee believes that he provided outstanding financial and operational leadership during the economic downturn, the Compensation Committee increased W.M. “Rusty” Rush’s base salary from $584,040 to $800,016 in 2010. W.M. “Rusty” Rush’s cash performance bonus was increased by 53% to reflect the significant improvement in the Company’s 2010 financial performance compared to 2009. The Compensation Committee believes that total cash compensation for W.M. “Rusty” Rush should be weighted more towards cash performance bonuses as opposed to base salary when compared to other named executive officers because he is ultimately responsible for the Company’s financial and operating performance and, accordingly, should bear a greater proportion of the risk and receive a greater proportion of the reward depending on the Company’s financial performance.

Role of Compensation Consultant in Compensation Decisions
The Compensation Committee periodically engages a compensation consultant to conduct an assessment of the Company’s executive compensation program. In August 2009, the Compensation Committee engaged Longnecker & Associates (“Longnecker”), an independent compensation consultant, to review and assess the Company’s executive compensation program. Longnecker’s objectives were to, among others: (a) review total direct compensation (i.e., base salary, annual cash performance bonus, equity incentive awards, and all other compensation) for the named executive officers, and (b) assess the competitiveness of the named executive officers’ individual pay components, as well as their total direct compensation.
The Compensation Committee did not engage a compensation consultant in 2010, but instead continued to rely on Longnecker’s 2009 assessment. The Compensation Committee believed that Longnecker’s 2009 assessment provided it with sufficient information in evaluating and determining 2010 base salary and equity incentive award levels. The Compensation Committee again engaged Longnecker in early 2011 to review and assess the Company’s executive compensation program. The Compensation Committee used Longnecker’s 2011 assessment in setting the 2010 cash performance bonus amounts, which were made in March 2011, and the related analysis of total cash compensation and total direct compensation.
Longnecker has served as the Company’s compensation consultant since 2007 and reports directly to the Compensation Committee. The Compensation Committee has established procedures that it considerers adequate to ensure that Longnecker’s assessment is objective and not influenced by management. These procedures include a direct reporting relationship of Longnecker to the Compensation Committee. With the consent of the Chairman of the Compensation Committee, Longnecker may contact the Company’s executive officers, including the named executive officers, for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that the named executive officers also receive. Please refer to “Peer Analysis” below for further discussion of Longnecker’s 2009 findings with respect to the competitiveness of the Company’s executive compensation program.
Longnecker has no other business relationships with the Company and in 2010 received compensation from the Company only for the services it provided to the Compensation Committee with respect to the matters described above.
Peer Analysis
As indicated above, one of the factors that the Compensation Committee considers in setting executive compensation is competitive pay information. In 2009 and again in 2011, Longnecker assessed each of the named executive officer’s base salary; total cash compensation (i.e., base salary, plus the annual cash performance bonus); equity incentive awards; all other compensation; and total direct compensation (i.e., total cash compensation, plus the equity incentive awards and all other compensation) against the Company’s peer group and other published survey data. Compensation information for the Company’s peers was compiled from publicly available sources, including, in most cases, their most recently available annual proxy statements containing executive compensation information.

The 2009 peer group consisted of the following 14 companies:

• Accuride Corp	• Asbury Automotive Group Inc.
• Beacon Roofing Supply Inc.	• Briggs & Stratton
• Brightpoint Inc.	• Commercial Vehicle Group Inc.
• H&E Equipment Services Inc.	• Interline Brands Inc.
• Lithia Motors Inc.	• Nacco Industries
• Nash Finch Co	• Scansource Inc.
• Standard Motor Products, Inc.	• Wabash National Corp
In Longnecker’s 2011 assessment, Longnecker, with input from Company management, determined that it was appropriate to replace Nash-Finch Co. and Wabash National Corp. with Group 1 Automotive, Inc. and The Pep Boys — Manny, Moe & Jack. The 2009 and 2011 peer companies were selected by Longnecker, with the assistance of the Company, based upon their annual revenue, assets, market capitalization and industry focus on distribution or the commercial vehicle market. The Company elected not to use the peer group utilized in the Company’s stock performance graph for purposes of assessing executive compensation, as the Compensation Committee believes the above companies better represent the Company’s direct competitors for employee talent.
In addition to the above, in 2009, Longnecker analyzed published survey data from the following sources:
•	Economic Research Institute, 2009 ERI Executive Compensation Assessor;
•	Watson Wyatt, 2008/2009 Top Management Compensation;
•	Watson Wyatt, 2008/2009 Top Management Compensation — Regression Analysis;
•	WorldatWork, 2008/2009 Total Salary Increase Budget Survey; and
•	William Mercer, 2009/2010 US Executive Compensation Survey.
In its 2011 assessment, Longnecker also analyzed published survey data from the following sources:
•	Economic Research Institute, 2011 ERI Executive Compensation Assessor;
•	Watson Wyatt, 2010/2011 Top Management Compensation—Compensation Calculator;
•	Mercer, Inc., 2010 US Executive Benchmark; and
•	WorldatWork, 2010/2011 Total Salary Increase Budget Survey;
Longnecker developed a “market consensus” for the individual pay components of each of the Company’s named executive officers based upon the compensation data derived from the peer group and the published survey data.
Based upon the competitive pay information of the Company’s peer group and the published survey data referred to above, the Compensation Committee made the following determinations:
•
the named executive officers’ 2010 base salaries were aligned with the 50th percentile of the 2011 competitive pay information, except for W. Marvin Rush’s base salary, which was above the 75th percentile, and Mr. Keller’s 2010 base salary, which was below the 50th percentile;

•
2010 total cash compensation (i.e., base salary, plus the 2010 annual cash performance bonus) was aligned with the 50th percentile of the 2011 competitive pay information, except for W. Marvin Rush’s total cash compensation, which was above the 75th percentile, Mr. Orf’s total cash compensation, which was above the 50th percentile and below the 75th percentile, and Mr. Keller’s total cash compensation, which was below the 50th percentile;

•
2010 equity incentive awards were aligned with the 50th percentile of the 2011 competitive pay information, except for W. Marvin Rush’s equity incentive awards, which were above the 50th percentile and below the 75th percentile, and Mr. Keller’s equity incentive awards, which were below the 50th percentile;

•
2010 all other compensation was below the 75th percentile of the 2009 competitive pay information, except for each of W. Marvin Rush’s and W.M. “Rusty” Rush’s all other compensation, which was above the 75th percentile; and

•
2010 total direct compensation (i.e., total cash compensation, plus the equity incentive awards and all other compensation) was aligned with the 50th percentile of the 2011 competitive pay information, except for W. Marvin Rush’s total direct compensation, which was above the 50th percentile and below the 75th percentile, and Mr. Keller’s total direct compensation, which was below the 50th percentile.

Based upon these findings, the Compensation Committee believes that the individual pay components and total direct compensation levels of the named executive officers in 2010 was fair and competitive with the pay practices of the Company’s peer group and the published survey data.
Notwithstanding the above, the Compensation Committee does not target or set executive compensation to specific benchmark percentiles. The competitive pay information is only one of a number of factors used by the Compensation Committee in setting executive compensation. Consequently, a named executive officer’s individual pay components and total direct compensation may be below, at or above the 50th percentile of the competitive pay information. The Compensation Committee approves individual pay components and total direct compensation levels based upon its subjective judgment and discretion as to the overall fairness and competitiveness of the named executive officers’ compensation. Longnecker’s 2009 and 2011 analyses provided the Compensation Committee the framework necessary to make these determinations with regard to 2010 executive compensation, as well as to assist it in determining whether such compensation levels will accomplish the objectives of the executive compensation program.
Compensation Program Components
The Company’s executive compensation program is comprised of the following four primary components:
•	Base salary;
•	Cash performance bonuses;
•	Equity incentive awards; and
•	Employee benefits and other perquisites.
The Company does not have a specific policy, practice, or formula regarding the allocation of total compensation between (a) base salary and equity incentive awards, (b) cash performance bonus and equity incentive awards, or (c) total cash compensation and equity incentive awards.
Each of the named executive officers is a participant in the Company’s Executive Transition Plan. For a further description of the benefits afforded to the named executive officers under the Executive Transition Plan, please refer to the “Severance and Change of Control Arrangements” section set forth below.

Base Salary
The Company provides the named executive officers with a base level of monthly income for the expertise, skills, knowledge, and experience they offer to the Company’s management team. The Compensation Committee believes that competitive levels of base salary are necessary for the motivation and retention of the named executive officers.
Generally, the Compensation Committee reviews the named executive officers’ base salary levels every other year to ensure that they are competitive.
The named executive officers’ base salaries at the end of 2009 and 2010 were as follows:

	Base Salary	Base Salary	Percentage
Named Executive Officer	12/31/09 ($)	12/31/10 ($)	Change
W. Marvin Rush,	900,000	1,000,008	11%
Chairman
W.M. “Rusty” Rush,	584,040	800,016	37%
President and Chief Executive Officer
Martin A. Naegelin, Jr.,	379,500	379,500	0%
Executive Vice President
David C. Orf	315,480	315,480	0%
Senior Vice President — Marketing, Fleets and Specialized Equipment
Steven L. Keller,	240,000	264,000	10%
Vice President, Chief Financial Officer and Treasurer
The Compensation Committee increased W. Marvin Rush’s base salary by 11% in recognition of his role and responsibilities within the Company and the considerations discussed above in “The Chairman’s and Chief Executive Officer’s Compensation.”
The Compensation Committee increased W.M. “Rusty” Rush’s base salary by 37% in recognition of his role and responsibilities within the Company and the considerations discussed above in “The Chairman’s and Chief Executive Officer’s Compensation.”
The Compensation Committee increased Mr. Keller’s base salary by 10% in recognition of his role and responsibilities within the Company and his specific performance considerations discussed above in “—Role of Executive Officers in Compensation Decisions.” Additionally, in the Compensation Committee’s subjective judgment, Mr. Keller’s salary increase was appropriate to strengthen the competitive pay position of his base salary.
Although the Compensation Committee increased W. Marvin Rush’s and W.M. “Rusty” Rush’s base salaries, the Compensation Committee continues to believe that total cash compensation for W.M. “Rusty” Rush should be weighted more towards cash performance bonuses as opposed to base salary when compared to other named executive officers. The Compensation Committee believes that W. Marvin Rush and W.M. “Rusty” Rush, who have the greatest roles and ability to directly impact the Company’s financial and operating performance, should bear a greater proportion of the risk if such performance is not achieved. Even after the base salary increase for W.M. “Rusty” Rush, his cash performance bonus constituted 44% of his total cash compensation compared to 32% to 34% for the other named executive officers (other than W. Marvin Rush). As discussed below, W. Marvin Rush’s cash performance bonus was not increased because his total cash compensation was above the 75th percentile of the 2011 competitive pay information. As a result, his cash performance bonus constituted a much lower percentage of his total cash compensation than that of the other named executive officers.

Cash Performance Bonus
The named executive officers are eligible to earn an annual cash performance bonus based upon the Company’s financial and operational achievements during the prior year and historical compensation levels. Performance bonuses are used to focus management on achieving key corporate financial and operating objectives and to reward achievement of financial and operating objectives. Performance bonuses are traditionally paid on March 15th of the year following the year in which they are earned.
In 2009 and 2010, the Compensation Committee approved the following cash performance bonuses for the named executive officers:

	2009	2010	Percentage
Named Executive Officer	Cash Bonus ($)	Cash Bonus ($)	Change
W. Marvin Rush,	307,000	307,000	0%
Chairman
W.M. “Rusty” Rush,	409,000	625,000	53%
President and Chief Executive Officer
Martin A. Naegelin, Jr.,	122,500	177,600	45%
Executive Vice President
David C. Orf	106,000	154,000	45%
Senior Vice President — Marketing, Fleets and Specialized Equipment
Steven L. Keller,	80,000	137,000	71%
Vice President, Chief Financial Officer and Treasurer
The 2010 cash performance bonuses were based upon the Company’s 2010 “income from continuing operations before taxes.” The Compensation Committee believes that “income from continuing operations before taxes” provides a direct link between an officer’s compensation and the Company’s financial performance, causing the officers’ compensation to fluctuate with the Company’s financial performance. The Company’s income from continuing operations before taxes increased by 1789% to $36.3 million for the 2010 fiscal year, as compared to $1.9 million for the 2009 fiscal year.
Traditionally, cash performance bonuses are increased or decreased by a discretionary percentage that is less than the actual percentage that “income from continuing operations before taxes” increased or decreased from the prior fiscal year. In determining the amount of the 2010 annual performance bonuses, the Compensation Committee also considered the 2011 competitive pay information provided by Longnecker and approved bonus amounts that it deemed appropriate to maintain the competitiveness of the named executive officers’ total cash compensation (i.e., base salary, plus the annual cash performance bonus). As a result of the Company’s income from continuing operations before taxes increasing by $34.4 million in 2010 (as compared to 2009), the Compensation Committee subjectively increased the amount of cash performance bonuses for Messrs. Naegelin and Orf by 45% in 2010. Mr. Keller’s performance bonus was increased by 71% in an attempt to more closely align his overall compensation with the 50th percentile of the competitive pay information. W.M. “Rusty” Rush’s cash performance bonus was increased by 53% to reflect the Compensation Committee’s belief that total cash compensation for W.M. “Rusty” Rush should be weighted more towards cash performance bonuses as opposed to base salary when compared to other named executive officers because he has a greater role and ability to directly impact the Company’s financial and operating performance and, accordingly, should bear a greater proportion of the risk and receive a greater proportion of the reward depending on the Company’s financial performance. W. Marvin Rush’s cash performance bonus was not increased because his total cash compensation was above the 75th percentile of the 2011 competitive pay information.
The 2010 cash performance bonuses were not based upon a formula-driven framework or specific benchmark percentiles. Instead the amount of the bonuses was based upon the Compensation Committee’s subjective judgment and discretion as to the overall fairness and competitiveness of the named executive officers’ total cash compensation.

The 2010 total cash compensation of W.M. “Rusty” Rush and Mr. Naegelin, was aligned with the 50th percentile of the 2011 competitive pay information, Mr. Orf’s 2010 total cash compensation was above the 50th percentile, but below the 75th percentile, W. Marvin Rush’s 2010 total cash compensation was above the 75th percentile, and Mr. Keller’s 2010 total cash compensation was below the 50th percentile.
Equity Incentive Awards
The Company annually grants equity incentive awards to key employees, including the named executive officers, to (a) allow such employees to participate in the Company’s profitability and long-term growth, (b) maximize retention leverage, and (c) align such employees’ interests with those of the Company’s shareholders. Equity incentive awards are typically awarded on March 15th of each year, unless that date falls on a weekend, pursuant to the terms of the Company’s 2007 Long-Term Incentive Plan. The Compensation Committee administers the 2007 Long-Term Incentive Plan, which includes without limitation selecting award recipients, determining the type of awards to be granted, fixing the terms and conditions of awards, and interpreting the provisions of the 2007 Long-Term Incentive Plan.
Prior to 2008, the Company only granted equity incentive awards in the form of stock options. However, as a result of Longnecker’s prior recommendation, the Compensation Committee began granting equity incentive awards in the form of stock options and time-vested restricted stock awards in 2008. In light of the retention incentive of time-vested restricted stock, market pressures associated with the general trend toward granting restricted stock in lieu of stock options, and employees’ general perceived value of restricted stock, the Compensation Committee determined that granting a combination of restricted stock and stock options will more effectively achieve the Company’s executive compensation objectives. In 2010, the Compensation Committee subjectively allocated approximately 68% of the total value of each named executive officer’s equity incentive awards to stock options and approximately 32% to restricted stock awards, which was consistent with the 2008 and 2009 allocations. The Compensation Committee does not have a formal policy with respect to allocating the annual equity incentive awards between stock options and restricted stock awards.
Under the terms of the 2007 Long-Term Incentive Plan, the Compensation Committee may grant equity incentive awards for shares of the Company’s Class A and Class B Common Stock. Each share of Class B Common Stock is entitled to one vote per share and each share of Class A Common Stock is entitled to 1/20th of one vote per share. Since 2005, the Company has granted equity incentive awards for Class A Common Stock, in lieu of Class B Common Stock. The Compensation Committee retains discretion to grant equity incentive awards for Class B Common Stock in the future to ensure select members of management maintain the requisite voting control of the Company’s capital stock as required by the Company’s dealership agreements with Peterbilt Motors Company and other key suppliers of the Company, as further discussed in our public filings with the SEC.
Equity incentive awards are granted at fair market value on the date of grant. Fair market value is internally defined as the closing market price on the grant date of the respective class of the Company’s Common Stock as quoted on the NASDAQ® Global Select Market. All equity incentive awards to our directors and employees, including the named executive officers, have been granted and reflected in the Company’s consolidated financial statements in accordance with the applicable accounting guidance contained in ASC 718. Generally, stock options vest in one-third increments annually, beginning on the third anniversary of the grant date and have a term of ten years. Restricted stocks awards generally vest in one-third increments beginning on the first anniversary of the grant date. The vesting schedules of the equity incentive awards and term of stock options were strategically chosen to be competitive and enhance the Company’s retention efforts.

In 2009 and 2010, the Compensation Committee approved the following Class A stock options and restricted stock awards to the named executive officers:

	2009			2010
	Equity Awards			Equity Awards
			Aggregate			Aggregate
			Grant Date			Grant Date
	Options	Restricted	Fair Value	Options	Restricted	Fair Value	Percentage
Named Executive Officer	(#)	Stock (#)	($) (1)	(#)	Stock (#)	($) (1)	Change (2)
W. Marvin Rush,	60,000	12,000	287,040	60,000	12,000	498,000	73.5%
Chairman
W.M. “Rusty” Rush,	75,000	15,000	358,800	75,000	15,000	622,500	73.5%
President and Chief Executive Officer
Martin A. Naegelin, Jr.,	30,000	6,000	143,520	30,000	6,000	249,000	73.5%
Executive Vice President
David C. Orf	21,450	4,290	102,617	21,450	4,290	178,035	73.5%
Senior Vice President — Marketing, Fleets and Specialized Equipment
Steven L. Keller,	12,000	2,400	57,408	18,000	3,600	149,400	160.2%
Vice President, Chief Financial Officer and Treasurer

(1)
The amounts reflect the aggregate grant date fair value of stock options and restricted stock awards granted in 2009 and stock options and restricted stock awards granted in 2010, computed in accordance with ASC 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 11 of the Notes to Consolidated Financial Statements of our 2010 Annual Report on Form 10-K filed with the SEC on March 11, 2011.

(2)	Amounts reflect the percentage change in the aggregate grant date fair value of the equity awards in 2010, as compared to 2009.
In determining the amount of equity incentive awards to grant the named executive officers in 2010, the Compensation Committee considered the following factors:
•	The value of equity incentive awards granted in prior years; and
•	Competitive pay information of the Company’s peer group and other published survey data.
While the amount of stock options and restricted stock awards granted to each of the named executive officers in 2010 was the same as the amounts granted in 2009 (except for Mr. Keller’s awards, which were increased in an attempt to more closely align his overall compensation with the 50th percentile of the 2009 competitive pay information), the aggregate grant date fair value of the 2010 awards was greater than the 2009 awards as shown in the above table primarily as a result of the increase in the Company’s Class A Common Stock price. To further align the named executive officers’ interests with the Company’s shareholders and further incentivize them to increase the Company’s profitability and long-term growth, the Compensation Committee felt that the increase in the fair market value of the 2010 equity incentive awards was appropriate. Additionally, the increase in awards served to increase the competitive pay position of the named executive officers’ long-term incentive compensation.
According to Longnecker’s 2009 assessment of the Company’s equity incentive awards, historically the named executive officers’ long-term incentive compensation has been below the 50th percentile of the competitive pay information. Being mindful of the burn rate under the 2007 Long-Term Incentive Plan, the Compensation Committee did not increase the named executive officers’ equity incentive awards, except for Mr. Keller’s. Mr. Keller’s 2010 equity incentive awards were increased as a result of his 2009 long-term incentive compensation being below the 50th percentile of the 2009 competitive pay information. Each of the named executive officer’s 2010 long-term incentive compensation was aligned with the 50th percentile of the 2011 competitive pay information, except for W. Marvin Rush’s equity incentive compensation, which was above the 50th percentile and below the 75th percentile, and Mr. Keller’s equity incentive compensation, which was below the 50th percentile.

The amount of the 2010 equity incentive awards was not based upon a formula-driven framework or specific benchmark percentiles. Instead, the amount was based upon the Compensation Committee’s subjective judgment and discretion as to (a) the overall fairness and competitiveness of the named executive officers’ equity incentive awards and total direct compensation in 2010, and (b) appropriate levels of retention incentives. The Compensation Committee deemed the level of equity incentive awards in 2010 to be fair and further align the long-term interests of such officers with those of the Company’s shareholders.
As discussed above, the Company typically grants equity incentive awards to its employees, including the named executive officers, on March 15th of each year. However, the Company may grant equity incentive awards at other times during the year for legitimate business purposes, including without limitation, upon employment of new hires. The Compensation Committee does not have a formal policy on timing equity awards in connection with the release of material non-public information to affect the value of compensation. Notwithstanding the foregoing, in the event that material non-public information becomes known to the Compensation Committee prior to granting equity awards, the Compensation Committee will take such information under advisement and make an assessment in its business judgment after consultation with Company executives and counsel whether to delay the grant of the equity awards in order to avoid any potential impropriety.
The Board of Directors believes that executive officers should own and hold Common Stock of the Company to further align their interests and actions with the interests of the Company’s shareholders. Therefore, the Board of Directors adopted stock ownership guidelines for the Company’s executive officers in 2009. Pursuant to these guidelines, the Chairman and the Chief Executive Officer are expected to own and hold 100,000 shares of the Company’s Common Stock and the other executive officers of the Company are expected to own and hold 10,000 shares of the Company’s Common Stock within five years of the adoption of such guidelines or within five years of their appointment as an executive officer of the Company. Until the applicable stock ownership level is achieved, an executive officer is encouraged to retain at least 25% of the net shares obtained through the Company’s stock incentive plans. Net shares are the number of shares realized from the sale of stock options or the vesting of restricted stock, less the number of shares the executive officer sells or has withheld to cover any exercise price and tax withholding obligations.
Employee Benefits and Other Perquisites
General
The named executive officers are eligible to participate in the Company’s flexible benefits plans that are generally available to all employees. Under these plans, employees are entitled to medical, dental, vision, short-term and long-term disability, life insurance, and other similar benefits. Additionally, employees are entitled to vacation, sick leave, and other paid holidays. The Compensation Committee believes that the Company’s commitment to provide these benefits recognizes that the health and well-being of its employees contribute directly to a productive and successful work life that enhances results for the Company and its shareholders.
401(k) Plan
The Company maintains a 401(k) plan for all Company employees, including the named executive officers, as a source of retirement income. Each employee who has completed 90 days of continuous service is eligible to participate in the 401(k) plan. Employees may contribute from 1% to 50% of their total gross compensation, up to a maximum dollar amount established in accordance with Section 401(k) of the Internal Revenue Code. However, certain higher paid employees are limited to a maximum contribution of 15% of their total gross compensation. Between March 10, 2009, and April 1, 2010, the Company temporarily suspended its policy of matching employees’ 401(k) contributions. As of April 1, 2010, the Company reinstated its policy of matching employee contributions under its 401(k) plan. Under the reinstated policy, for the first 10% of pay contributed under the plan by an employee, the Company will contribute to the plan an amount equal to (i) 5% of the employee’s contributions for those employees with less than five years of service, and (ii) 10% of the employee’s contributions for those employees with more than five years of service. This 401(k) matching policy applies to all Company employees, including the named executive officers. For further information on the named executive officers’ participation in the 401(k) plan, please refer to the Summary Compensation Table contained in this proxy statement.

Employee Stock Purchase Plan
The Company has an Employee Stock Purchase Plan that allows, generally, all employees, including the named executive officers, to contribute up to 10% of their base earnings toward the semi-annual purchase of the Company’s Class A Common Stock. The employee’s purchase price is 85% of the lesser of the closing price of the Class A Common Stock on the first business day or the last business day of the semi-annual offering period, as reported by The NASDAQ® Global Select Market. Employees may purchase shares having a fair market value of up to $25,000 (measured as of the first day of each semi-annual offering period) each calendar year.
Perquisites
The named executive officers also receive various perquisites, including one or more of the following:
•	Annual physical;
•	Automobile and gasoline allowances;
•	Reserved parking;
•	Company-paid long-term disability insurance; and
•	Rewards points earned from purchases made on Company credit cards.
In addition to the perquisites above, W. Marvin Rush and W.M. “Rusty” Rush are (a) provided automobile insurance under the Company’s fleet insurance policy, (b) allowed personal use of the Company’s ranch when it is not being used for Company business, (c) permitted to use Company-owned aircraft for personal air travel to the extent it is not otherwise being used for Company business, and (d) provided term life insurance, the premiums of which are paid by the Company. The Company also pays the premiums on W. Marvin Rush’s medical, dental, and vision insurance, premiums on an umbrella insurance policy, and the monitoring costs of his home security system. The Company provides W.M. “Rusty” Rush with the use of a Company-owned automobile (in lieu of the above automobile allowance), and pays the premiums on a universal whole life insurance policy on which W.M. “Rusty” Rush is named the sole beneficiary and which covers the life of W. Marvin Rush. Additionally, certain employees of the Company perform personal services exclusively for W. Marvin Rush. However, the costs associated with these employees, including salaries and benefits, are deducted from W. Marvin Rush’s after tax income each pay period. The Compensation Committee believes that providing W. Marvin Rush and W.M. “Rusty” Rush these additional benefits provide a more tangible incentive than an equivalent amount of cash compensation. Other named executive officers may also be permitted to use Company-owned aircraft for personal air travel to the extent it is not otherwise being used for Company business.
The Compensation Committee has decided to offer the above benefits in order to attract and retain the named executive officers by offering compensation opportunities consistent with its peers. In determining the named executive officers’ total direct compensation, the Compensation Committee considers these benefits. For further discussion of these employee benefits and other perquisites, including the methodology for computing their costs, please refer to the Summary Compensation Table.
The named executive officers’ 2010 total direct compensation (i.e., total cash compensation, plus the equity incentive awards and all other compensation) was aligned with the 50th percentile of the 2011 competitive pay information, except for (i) W. Marvin Rush’s total direct compensation, which was above the 50th percentile, but below the 75th percentile and (ii) Mr. Keller’s total direct compensation, which was below the 50th percentile.

Indemnity Agreements
The Company has entered into indemnity agreements with all of its directors and executive officers, including the named executive officers. These agreements provide that the Company will, to the extent permitted by applicable law, indemnify the officer or director against expenses and liabilities incurred in connection with their service to the Company. Additionally, the indemnity agreements require the Company to maintain director and officer liability insurance.
Tax Treatment
Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to certain senior executives of the Company. However, compensation that is performance-based is excluded from this $1,000,000 limitation and is deductible by the Company.
In formulating the executive compensation program, the Compensation Committee gives consideration to the anticipated tax treatment to the Company and to the named executive officers of various payments and benefits. However, the Compensation Committee also considers other factors that, depending upon the circumstances, may outweigh tax considerations. The Compensation Committee reserves the right to approve non-deductible compensation if it deems it to be in the Company’s and its shareholders’ best interests.

2010 Summary Compensation Table

				Stock	Option	All Other
				Awards	Awards	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	($)(2)	($)(3)		Total ($)
W. Marvin Rush,	2010	933,336	307,000	150,000	348,000	299,630	(4)	2,037,966
Chairman	2009	900,000	307,000	92,040	195,000	305,537		1,799,577
	2008	900,000	438,000	124,160	224,640	379,194		2,065,994
W.M. “Rusty” Rush,	2010	656,032	625,000	187,500	435,000	179,738	(5)	2,083,270
President and Chief	2009	584,040	409,000	115,050	243,750	121,057		1,472,897
Executive Officer	2008	584,040	583,000	155,200	280,800	226,713		1,829,753
Martin A. Naegelin, Jr.,	2010	379,500	177,600	75,000	174,000	16,682	(6)	822,782
Executive Vice President	2009	356,500	122,500	46,020	97,500	16,048		638,568
	2008	345,000	175,000	62,080	112,320	30,611		725,011
David C. Orf	2010	315,480	154,000	53,625	124,410	15,296	(7)	662,811
Senior Vice President —	2009
Marketing, Fleets and	2008
Specialized Equipment
Steven L. Keller,	2010	248,000	137,000	45,000	104,400	16,817	(8)	551,217
Vice President, Chief	2009	213,333	80,000	18,408	39,000	17,024		367,765
Financial Officer and Treasurer	2008	200,000	100,000	15,830	28,642	26,252		370,724

(1)
The 2010 amounts reflect cash performance bonuses paid in 2011, which were based upon 2010 performance; the 2009 amounts reflect cash performance bonuses paid in 2010, which were based upon 2009 performance; and the 2008 amounts reflect cash performance bonuses paid in 2009, which were based upon 2008 performance.

(2)
These amounts reflect the aggregate grant date fair value of the Class A restricted stock awards and Class A stock options, as applicable, granted in the respective year, computed in accordance with ASC 718 (except no assumptions for forfeitures were included). The assumptions used in the valuation of the Class A restricted stock awards and Class A stock options are discussed in Notes 2 and 11 of the Notes to Consolidated Financial Statements of our 2010 Annual Report on Form 10-K, filed with the SEC on March 11, 2011. The grant date fair value of the Class A restricted stock awards is based on the closing market price of the Class A Common Stock on the grant date as quoted on the NASDAQ® Global Select Market. All equity awards were granted under the 2007 Long-Term Incentive Plan.

(3)
The value of perquisites and other personal benefits reported in a named executive officer’s Form W-2 may not necessarily reflect the value reported in this column, due to applicable Internal Revenue Service guidelines.

(4)
This amount reflects (a) the cost of term life insurance premiums paid by the Company on behalf of W. Marvin Rush totaling $36,402; (b) the cost of an annual physical; (c) the cost of medical, dental and vision insurance premiums paid by the Company on behalf of W. Marvin Rush; (d) the cost of long-term disability insurance premiums paid by the Company on behalf of W. Marvin Rush; (e) the cost of monitoring a home security system at W. Marvin Rush’s primary residence; (f) rewards points earned from purchases on Company credit cards; (g) an automobile allowance of $40,200; (h) a gas allowance; (i) the incremental cost of personal use of the Company-owned aircraft totaling $173,698; and (j) the incremental cost of personal use of the Company’s ranch. Additionally, Mr. Rush’s personal automobile was covered under the Company’s fleet insurance policy and he received reserved parking at the Company’s offices during 2010. Because the Company did not incur any incremental costs in connection with these two perquisites there is no value attributed to them in the table.

The incremental cost of personal use of Company-owned aircraft by a named executive officer is calculated based upon the Company’s direct operating cost. This methodology calculates the incremental costs based on the average weighted cost of fuel, aircraft maintenance, landing fees, trip-related hangar and parking costs, and similar variable costs. Because the aircraft is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase cost of the aircraft and non-trip related hangar expenses. On certain occasions, an executive’s spouse or other family members may accompany the executive on a flight. No additional direct operating cost is incurred in such situations under the foregoing methodology.

The incremental cost of personal use of the Company’s ranch by a named executive officer is calculated based upon an estimated nightly room and board charge of $50.00 per person for the named executive officer and his guests, if any, and the costs assigned to any game killed by the named executive officer or his guests.

The value of rewards points earned by a named executive officer from purchases on Company credit cards is calculated by multiplying the number of points received by such named executive officer by $.005, which is the rate that participants in American Express’s® Membership Rewards Program® may redeem points for travelers checks. American Express® will redeem 20,000 points in exchange for a $100 traveler’s check.

The value of all other perquisites is based upon the Company’s actual costs. The Company did not reimburse its named executive officers for income taxes imputed to them for receipt of the above perquisites and other benefits.

(5)
This amount reflects (a) the cost of term life insurance premiums paid by the Company on behalf of W.M. “Rusty” Rush totaling $6,000; (b) the cost of long-term disability insurance premiums paid by the Company on behalf of W.M. “Rusty” Rush; (c) rewards points earned from purchases on Company credit cards; (d) the incremental cost of personal use of a Company-owned automobile totaling $26,304; (e) a gas allowance; (f) the incremental cost of personal use of the Company’s ranch totalling $21,350; (g) the cost of universal whole life insurance premiums paid by the Company on behalf of W.M. “Rusty” Rush totaling $51,774; and (h) the incremental cost of personal use of the Company-owned aircraft totalling $51,275. The universal whole life insurance policy is on the life of W. Marvin Rush, and W.M. “Rusty” Rush is the sole beneficiary. The purpose of this policy is to allow W.M. “Rusty” Rush to pay a portion of the estate taxes on his father’s estate in the event of his father’s death to decrease the risk of W.M. “Rusty” Rush being forced to sell shares of the Company’s Common Stock to pay such estate taxes. Additionally, W.M. “Rusty” Rush received automobile insurance under the Company’s fleet insurance policy and reserved parking at the Company’s offices during 2010. Because the Company did not incur any incremental costs in connection with these two perquisites there is no value attributed to them in the table.

The incremental cost of personal use of a Company-owned automobile is equal to the depreciation amount recognized by the Company for the vehicle used by W.M. “Rusty” Rush in 2010.

(6)
This amount reflects (a) the cost of long-term disability insurance premiums paid by the Company on behalf of Mr. Naegelin; (b) rewards points earned from purchases on Company credit cards; (c) an automobile allowance; (d) a gas allowance; and (e) matching contributions to the Company’s 401(k) plan. Mr. Naegelin also received reserved parking at the Company’s offices for which the Company did not incur any incremental cost and, therefore, no value is attributed for this perquisite in the table.

(7)
This amount reflects (a) the cost of long-term disability insurance premiums paid by the Company on behalf of Mr. Orf; (b) an automobile allowance; (c) a gas allowance; (d) rewards points earned from purchases on Company credit cards; and (e) matching contributions to the Company’s 401(k) plan. Mr. Orf also received reserved parking at the Company’s offices for which the Company did not incur any incremental cost and, therefore, no value is attributed for this perquisite in the table.

(8)
This amount reflects (a) the cost of long-term disability insurance premiums paid by the Company on behalf of Mr. Keller; (b) an automobile allowance; (c) a gas allowance, (d) rewards points earned from purchases on Company credit cards; and (e) matching contributions to the Company’s 401(k) plan. Mr. Keller also received reserved parking at the Company’s offices for which the Company did not incur any incremental cost and, therefore, no value is attributed for this perquisite in the table.

2010 GRANTS OF PLAN-BASED AWARDS

				All Other Option
			All Other Stock	Awards:	Exercise or	Grant Date
		Date of	Awards:	Number	Base	Fair Value of
		Compensation	Number of	Of Securities	Price of	Stock and
	Grant	Committee	Shares of Stock	Underlying	Option Awards	Option Awards
Name	Date(1)	Action(1)	(#)(2)	Options (#)(2)	($/Sh)(3)	($)(4)
W. Marvin Rush	3/15/10	3/10/10	12,000			150,000
	3/15/10	3/10/10		60,000	12.50	348,000
W. M. “Rusty” Rush	3/15/10	3/10/10	15,000			187,500
	3/15/10	3/10/10		75,000	12.50	435,000
Martin A. Naegelin, Jr.	3/15/10	3/10/10	6,000			75,000
	3/15/10	3/10/10		30,000	12.50	174,000
David C. Orf	3/15/10	3/10/10	4,290			53,625
	3/15/10	3/10/10		21,450	12.50	124,410
Steven L. Keller	3/15/10	3/10/10	3,600			45,000

(1)
The “Grant Date” is the effective date of the respective equity awards and the “Date of Compensation Committee Action” is the date that the Compensation Committee approved the effective grant date and number of securities underlying the equity awards reported in the table.

(2)
The amounts reflect the annual Class A restricted stock awards and Class A stock options, as applicable, to the named executive officers under the 2007 Long-Term Incentive Plan. The stock options vest in one-third increments annually, beginning on the third anniversary of the grant date and have a term of ten years. The restricted stocks awards vest in one-third increments beginning on the first anniversary of the grant date.

(3)	The exercise price of each Class A stock option is equal to the closing market price on the grant date of the Company’s Class A Common Stock as quoted on the NASDAQ® Global Select Market.

(4)
The amounts reflect the aggregate grant date fair value of the Class A restricted stock awards and Class A stock options, as applicable, granted in 2010, computed in accordance with ASC 718 (except no assumptions for forfeitures were included). The assumptions used in the valuation of the Class A restricted stock awards and Class A stock options are discussed in Notes 2 and 11 of the Notes to Consolidated Financial Statements of our 2010 Annual Report on Form 10-K, filed with the SEC on March 11, 2011. The grant date fair value of the Class A restricted stock awards is based on the closing market price of the Class A Common Stock on the grant date as quoted on the NASDAQ® Global Select Market.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards(1)							Stock Awards
									Market
								Number of	Value of
		Number of		Number of				Shares of	Shares of
		Securities		Securities				Stock That	Stock That
		Underlying		Underlying				Have Not	Have Not
		Unexercised		Unexercised				Vested	Vested
		Options(#)		Options(#)				(#)(3)	($)(4)
		Exercisable		Unexercisable
		Class A	Class B	Class A	Class B	Option	Option
	Grant	Stock	Stock	Stock	Stock	Exercise	Expiration
Name	Date(2)	Options	Options	Options	Options	Price($)	Date
W. Marvin Rush	3/15/2003		24,999			2.49	3/15/2013
	3/15/2004		23,500			7.95	3/15/2014
	3/15/2005	45,000				10.51	3/15/2015
	3/15/2006	29,997		15,003		12.91	3/15/2016
	3/15/2007	19,998		40,002		12.77	3/15/2017
	3/14/2008			40,000		15.52	3/15/2018
	3/14/2008							2,667	54,513
	3/13/2009			60,000		7.67	3/15/2019
	3/13/2009							8,000	163,520
	3/15/2010			60,000		12.50	3/15/2020
	3/15/2010							12,000	245,280
W.M. “Rusty” Rush	3/15/2001	14,201	14,201			1.38	3/15/2011
	3/15/2002	17,250	10,749			2.35	3/15/2012
	3/15/2003		42,996			2.49	3/15/2013
	3/15/2004		30,000			7.95	3/15/2014
	3/15/2005	45,000				10.51	3/15/2015
	3/15/2006	30,001		14,999		12.91	3/15/2016
	3/15/2007	24,997		50,003		12.77	3/15/2017
	3/14/2008			50,000		15.52	3/15/2018
	3/14/2008							3,333	68,127
	3/13/2009			75,000		7.67	3/15/2019
	3/13/2009							9,999	204,380
	3/15/2010			75,000		12.50	3/15/2020
	3/15/2010							15,000	306,600
Martin A. Naegelin, Jr.	3/15/2002		3,502			2.35	3/15/2012
	3/15/2005	16,500				10.51	3/15/2015
	3/15/2006	11,000		5,500		12.91	3/15/2016
	3/15/2007	9,999		20,001		12.77	3/15/2017
	3/14/2008			20,000		15.52	3/15/2018
	3/14/2008							1,334	27,267
	3/13/2009			30,000		7.67	3/15/2019
	3/13/2009							4,000	81,760
	3/15/2010			30,000		12.50	3/15/2020
	3/15/2010							6,000	122,640
David C. Orf	3/15/2003	10,500				2.43	3/15/2013
	3/15/2004	10,500				7.97	3/15/2014
	3/15/2005	19,312				10.51	3/15/2015
	3/15/2006	12,873		6,439		12.91	3/15/2016
	3/15/2007	7,074		14,151		12.77	3/15/2017
	3/14/2008			14,300		15.52	3/15/2018
	3/14/2008							953	19,479
	3/13/2009			21,450		7.67	3/15/2019
	3/13/2009							2,860	58,458
	3/15/2010			21,450		12.50	3/15/2020
	3/15/2010							4,290	87,688
Steven L. Keller	3/15/2002	877	877			2.35	3/15/2012
	3/15/2003	3,501				2.43	3/15/2013
	3/15/2004	2,625				7.97	3/15/2014
	3/15/2005	3,750				10.51	3/15/2015
	3/15/2006	2,500		1,250		12.91	3/15/2016
	3/15/2007	1,374		2,751		12.77	3/15/2017
	3/14/2008			5,100		15.52	3/15/2018
	3/14/2008							340	6,950
	3/13/2009			12,000		7.67	3/15/2019
	3/13/2009							1,600	32,704
	3/15/2010			18,000		12.50	3/15/2020
	3/15/2010							3,600	73,584

(1)	To the extent applicable, all stock options and exercise prices reported in the table have been adjusted for the 3-for-2 stock split effected on October 10, 2007.

(2)
For better understanding of the table, an additional column showing the grant date of the equity awards has been included. All stock options vest in one-third increments annually, beginning on the third anniversary of the grant date and have a term of ten years. All restricted stocks awards vest in one-third increments beginning on the first anniversary of the grant date.

(3)	The amounts reflect restricted stock awards for the Company’s Class A Common Stock.

(4)
The market value of Class A restricted stock awards is determined using the closing market price of $20.44 per share as quoted on the NASDAQ® Global Select Market for our Class A Common Stock on December 31, 2010, the last business day of the 2010 fiscal year. The amounts reflected are not necessarily indicative of the amounts that may be realized by our named executive officers.

2010 OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth information regarding the number and value of stock options exercised and restricted stock vested during 2010 for our named executives.

	Option Awards				Stock Awards
					Number of
	Number of				Shares	Value
	Shares Acquired on		Value Realized on		Acquired on	Realized on
Name	Exercise (#)		Exercise(1) ($)		Vesting (#)	Vesting(2) ($)
	Class A	Class B	Class A	Class B
	Common	Common	Common	Common
	Stock	Stock	Stock	Stock
W. Marvin Rush	—	—	—	—	6,666	83,325
W. M. “Rusty” Rush	—	—	—	—	8,333	104,163
Martin A. Naegelin, Jr.	35,002	—	542,211	—	3,333	41,663
David C. Orf	—	—	—	—	2,383	29,788
Steven L. Keller	—	—	—	—	1,140	14,250

(1)
The value realized on the exercise of stock options is equal to the number of shares acquired multiplied by the difference between the exercise price and the market price of our respective class of Common Stock. The market price is equal to the sale price of our Class A Common Stock and Class B Common Stock, as applicable, on the date of exercise.

(2)
The value realized on the vesting of the Class A restricted stock awards is equal to the number of shares of restricted stock vested multiplied by the closing sale price of our Class A Common Stock as quoted on the NASDAQ® Global Select Market on the vesting date ($12.50).

Severance and Change of Control Arrangements
Executive Transition Plan
On July 23, 2008, the Board of Directors of the Company, acting on the recommendation of the Company’s Compensation Committee, adopted the Rush Enterprises, Inc. Executive Transition Plan (the “Transition Plan”). In general, the Transition Plan is designed to provide certain protections to key employees, including the named executive officers, in the event their employment is involuntarily terminated, including in connection with a “change in control” (as defined below) of the Company. The protections provided by the Transition Plan are intended to (a) alleviate personal uncertainties that arise in connection with certain business exigencies, including a change in control of the Company, thereby allowing key employees to focus their attention and energy on the Company’s business without distractions, which assists in the Company maximizing shareholder value, (b) provide greater retention rates among key employees, and (c) assist the Company in recruiting qualified personnel to fill key positions within the Company in the future.
The Transition Plan replaced the named executive officers’ existing employment agreements with the Company. As a condition to the named executive officers participating in the Transition Plan, each named executive officer agreed to terminate any existing employment agreement with the Company. The Transition Plan was intended to provide benefits that were substantially similar to the named executive officers’ prior employment agreements, including change of control and severance arrangements. Another objective of the Transition Plan was to standardize the change in control and severance benefits provided to the executive officers and other key employees of the Company. The Compensation Committee considered the reasonableness of the change in control and severance arrangements prior to the implementation of the Transition Plan and deemed such terms reasonable to achieve the underlying purposes of the Transition Plan, including retaining and attracting highly qualified executives and other key employees.
In addition to the Company’s named executive officers, other executive officers and key employees participate in the Transition Plan. Participants in the Transition Plan are designated by the Compensation Committee, in its sole discretion, as Level 1, Level 2, Level 3 or Level 4. The Compensation Committee determined the appropriate benefits levels of the named executive officers based on a variety of factors, including the officer’s position with the Company, number of years of employment with the Company and level of responsibility within the Company. The named executive officers were selected to participate in the Transition Plan at the following levels:

Level
W. Marvin Rush	1
W.M. “Rusty” Rush	1
Martin A. Naegelin, Jr.	2
David C. Orf	2
Steven L. Keller	2
Participants, including the named executive officers, are entitled to severance benefits under the Transition Plan in the following two scenarios:
•	Involuntary Termination (as defined below) in conjunction with a Change in Control (as defined below) of the Company; and
•	Involuntary Termination absent a Change in Control of the Company.

Generally, the primary severance benefits payable to the named executive officers under the Transition Plan, based upon whether they are a Level 1 or Level 2 participant, are as follows:

	Level 1 participant		Level 2 participant
	Involuntary	Involuntary	Involuntary	Involuntary
	Termination	Termination	Termination	Termination
	(in conjunction with a	(absent a	(in conjunction with a	(absent a
Severance Benefits (1)	Change in Control)	Change in Control)	Change in Control)	Change in Control)
Cash payments (2)	4 times base salary	4 times base salary	2 times base salary, plus 2 times highest annual cash bonus received in any of the previous 5 years	1 times base salary, plus 1/2 times annual cash bonus received in prior year
Acceleration of equity awards	Yes	No	Yes	No
Continuation of life and health insurance (3)	48 months or, if earlier, until eligible for such coverage with a successor employer	48 months or, if earlier, until eligible for such coverage with a successor employer	24 months or, if earlier, until eligible for such coverage with a successor employer	12 months or, if earlier, until eligible for such coverage with a successor employer
Entitled to tax gross-up payments(4)	Yes	Yes	Yes	Yes

(1)
All severance payments under the Transition Plan are subject to the participant’s continuing compliance with non-competition, non-solicitation and confidentiality covenants following his or her termination. The term of the non-competition and non-solicitation covenant is 48 months for a Level 1 participant and up to 24 months for a Level 2 participant following termination, and the term of the confidentiality covenant is forever. Upon breach of one or more of these covenants, the participant (a) is not entitled to any further severance benefits, and (b) must reimburse the Company for any severance benefits he or she previously received, or the value thereof.

(2)
All cash payments due to a Level 1 participant are required to be paid in a single lump sum amount as soon as administratively practicable after the Level 1 participant’s Involuntary Termination, but in all cases, no later than two and one half months following the fiscal year in which the Level 1 participant is involuntarily terminated. Generally, all cash payments due to a Level 2 participant are required to be paid in equal monthly installments over a one-year period beginning with the first month following the month in which the Level 2 participant was involuntarily terminated.

(3)
If the continuation of health care coverage is not permitted by the Company’s group health plan or under applicable law, the Company will provide COBRA continuation coverage to such terminated participant and/or any spouse or dependents, at the Company’s sole expense, if and to the extent any of such persons elects and are entitled to receive COBRA continuation coverage.

(4)
If any payment or benefit (collectively, “Severance”) received or to be received by a named executive officer from the Company pursuant to the terms of the Transition Plan would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company shall pay the named executive officer an additional amount (the “Gross-Up Payment”) so that the net amount the named executive officer retains, after deduction of the excise tax on the Severance and any federal, state, and local income tax and the excise tax upon the Gross-Up Payment, and any interest, penalties, or additions to tax payable by a named executive officer with respect thereto, shall be equal to the total present value (using the applicable federal rate in such calculation) of the Severance at the time such Severance is to be paid. At its March 3, 2011, meeting, the Compensation Committee adopted a policy prohibiting the Company from entering into any future change in control arrangements with executive officers that provide for excise tax gross-up payments, unless such arrangement is approved by shareholders. Pursuant to the policy, any participant who enters the Transition Plan after March 3, 2011, will not be entitled to any excise tax gross-up payments.

The Compensation Committee may terminate a participant’s participation in the Transition Plan upon 60 days prior written notice to the participant; provided that no participant’s participation in the Transition Plan may be terminated within two years after a “Change in Control” of the Company without the participant’s prior written consent.
These arrangements also provide for a tax gross-up payment in the event that any participant is subject to the excise tax imposed on certain excess parachute payments pursuant to Section 4999 of the Internal Revenue Code. The Compensation Committee included the tax gross-up provisions in the Transition Plan because many participants in the Transition Plan had existing employment agreements that included such provisions and the Compensation Committee required each participant’s employment agreement to be terminated in order to participate in the Transition Plan. At its March 3, 2011, meeting, the Compensation Committee adopted a policy prohibiting the Company from entering into any future change in control arrangements with executive officers that provide for excise tax gross-up payments, unless such arrangement is approved by shareholders. Pursuant to the policy, any participant who enters the Transition Plan after March 3, 2011, will not be entitled to any excise tax gross-up payments.

The change of control and severance payments and benefits due to the named executive officers under the Transition Plan were set in the Compensation Committee’s subjective judgment and discretion at levels substantially similar to what the named executive officers were entitled to receive in their previously existing employment agreements and not upon a formula-driven framework. Additionally, the Compensation Committee set such payments and benefits at levels it believed to be consistent with the external labor market for similar-level executives, taking into account their respective levels of seniority and responsibility. The Compensation Committee evaluates the change in control and severance arrangements separately from the named executive officers’ individual pay components and total direct compensation. Consequently, the Compensation Committee did not consider the payout and benefit terms of the Transition Plan in approving the named executive officers’ individual pay components and total direct compensation levels in 2010.
Key definitions used in the Transition Plan include the following:
• “Involuntary Termination” means termination of a participant’s employment with the Company (a) by the Company for any reason other than Cause (as defined below), death, or Disability (as defined below); or (b) by the participant for Good Reason (as defined below).
• “Cause” means a (a) conviction or plea of guilty or nolo contendre to a felony or other crime involving moral turpitude; (b) commission of fraud or a material act or omission involving dishonesty with respect to the Company, as reasonably determined by the Company’s Board of Directors; (c) willful failure or refusal to carry out the material responsibilities of the participant’s employment, as reasonably determined by the Company’s Board of Directors; or (d) gross negligence, willful misconduct, or engaging in a pattern of behavior that has had or is reasonably likely to have a significant adverse effect on the Company, as reasonably determined by the Company’s Board of Directors.
• “Disability” means the inability of a participant to perform the material duties of his or her employment by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or is expected to last for a continuous period of at least 12 months, as determined by a duly licensed physician selected by the Compensation Committee.
• “Good Reason” means (a) a diminution in the participant’s position, duties, responsibilities or authority or the assignment to the participant of duties or responsibilities that are materially inconsistent with his or her status or position; (b) a reduction in the participant’s annual base salary; (c) following a Change in Control (as defined below), a reduction in the participant’s target incentive award opportunities; (d) following a Change in Control, the relocation of the participant’s principal place of employment by more than 50 miles from the current location; (e) in connection with a Change in Control, a successor or acquiring company failing to assume the obligations of the Transition Plan; or (f) with respect to a Level 1 or Level 2 participant, following a Change in Control a Level 1 or Level 2 participant disagrees with the philosophy or policies of the successor or acquiring company. The Company has 30 days to cure any act or omission that the participant deems to constitute Good Reason.
• “Change in Control” means the occurrence of any of the following: (a) any person (other than W. Marvin Rush, W.M. “Rusty” Rush and certain other exempted persons) becomes the beneficial owner of Company securities representing 40% or more of the combined voting power of the Company’s then outstanding voting securities; (b) Incumbent Directors (as defined below) cease for any reason to constitute a majority of the directors then serving; (c) the consummation of a merger or consolidation of the Company with any other entity; (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (e) any other transaction or event occurs that is resolved by the Company’s Board of Directors to be a “Change in Control” for purposes of the Transition Plan.
• “Incumbent Director” means (a) any member of the Company’s Board of Directors on March 31, 2008, or (b) any individual appointed or elected to Company’s Board of Directors after March 31, 2008, if their appointment or election is approved by at least two-thirds of the incumbent directors in office at the time of such approval or recommendation.

Long-Term Incentive Plans
Under the terms of the Company’s 2007 Long-Term Incentive Plan, the Company’s 1996 Long-Term Incentive Plan and the related forms of stock option agreements and restricted stock award agreements, as applicable (collectively, “Incentive Plans”), unvested equity awards are subject to a modified vesting schedule upon the “Retirement” (as defined below), death or disability of a participant, including each named executive officer. Upon Retirement, a named executive officer’s unvested stock options and restricted stock awards will continue to vest pursuant to their respective vesting schedule for so long as such officer does not become an employee of a competitor of the Company. Upon death or disability, a named executive officer’s unvested stock options and restricted stock awards will immediately vest.
“Retirement” means an employee terminating his or her relationship with the Company following at least 10 years of service and after reaching the age of 60.
The table below quantifies the potential payments to the named executive officers upon termination of their employment, including termination following a “change of control” of the Company, pursuant to the terms of the Transition Plan and the Incentive Plans.
2010 POTENTIAL PAYMENTS UPON TERMINATION (1)

		Involuntary		Involuntary
		Termination		Termination
		absent a		upon a
		Change in		Change of		Death/
		Control		Control		Disability		Retirement
Name	Benefit	($)		($)		($)		($)
W. Marvin Rush	Cash payments	4,000,032	(2)	4,000,032	(2)	—		—
	Acceleration of equity awards	—		3,072,556	(3)	3,072,556	(3)	3,072,556	(4)
	Continuation of life and health insurance	247,676	(5)	247,676	(5)	—		—
	280G Gross-Up (6)	—		2,522,843		—		—
Total		4,247,708		9,843,107		3,072,556		3,072,556
W.M. “Rusty” Rush	Cash payments	3,200,064	(2)	3,200,064	(2)	—		—
	Acceleration of equity awards	—		3,812,427	(3)	3,812,427	(3)	—
	Continuation of life and health insurance	277,912	(5)	277,912	(5)	—		—
	280G Gross-Up (6)	—		2,683,439		—		—
Total		3,477,976		9,973,842		3,812,427		—
Martin A. Naegelin, Jr.	Cash payments	468,300	(7)	1,279,000	(8)	—		—
	Acceleration of equity awards	—		1,521,213	(3)	1,521,213	(3)	—
	Continuation of life and health insurance	11,274	(9)	22,548	(10)	—		—
	280G Gross-Up (6)	—		979,629		—		—
Total		479,574		3,802,390		1,521,213		—
David C. Orf	Cash payments	392,480	(7)	1,100,960	(8)	—		—
	Acceleration of equity awards	—		1,105,383	(3)	1,105,383	(3)	1,105,383	(4)
	Continuation of life and health insurance	12,424	(9)	24,848	(10)	—		—
	280G Gross-Up (6)	—		763,137		—		—
Total		404,904		2,994,328		1,105,383		1,105,383
Steven L. Keller	Cash payments	332,500	(7)	802,000	(8)	—		—
	Acceleration of equity awards	—		689,999	(3)	689,999	(3)	—
	Continuation of life and health insurance	11,130	(9)	22,260	(10)	—		—
	280G Gross-Up (6)	—		560,044		—		—
Total		343,630		2,074,303		689,999		—

(1)
Amounts reflected in the table were calculated assuming a December 31, 2010, termination date, which was the last business day of the 2010 fiscal year. Each named executive officer is entitled to receive amounts earned during the term of his employment regardless of the manner in which he is terminated, including termination for “Cause.” These amounts include base salary, unused vacation pay and other benefits such named executive officer may be entitled to receive under applicable employee benefit plans, and are not reflected in the table. The table reflects only the additional compensation and benefits (collectively, “Additional Compensation”) the named executive officers are estimated to receive upon termination. The named executive officers are not entitled to any Additional Compensation in the event they are terminated for “cause.” The actual amounts to be paid to an officer can only be determined at the time of his actual termination.

The term “Involuntary Termination” has the same meaning in this table as it does in the Transition Plan, which is set forth on page 60.

(2)	The amount reflects four times the respective named executive officer’s current rate of base salary.

(3)
The amount reflects the value of accelerating the respective officer’s unvested equity awards upon termination, death or disability. This value is based upon the closing sale price of the Company’s Class A Common Stock, as quoted on the NASDAQ® Global Select Market on December 31, 2010, of $20.44.

(4)
The amount reflects the value of unvested equity awards held by W. Marvin Rush and David C. Orf on December 31, 2010, that would generally continue to vest upon “retirement” in accordance with their original vesting schedule. This value is based upon the closing sale price of the Company’s Class A Common Stock, as quoted on the NASDAQ® Global Select Market on December 31, 2010, of $20.44. The other named executive officers have not met the age limit to qualify for this benefit under the Incentive Plans.

(5)
The amount reflects the Company’s estimated cost to continue life and health insurance benefits up to 48 months. These estimated costs were based upon the Company’s actual costs in providing the benefits in 2010.

(6)
The Section 280G excise tax gross-up payment on an actual termination may differ based on factors such as timing of employment termination and payments, methodology for valuing stock options, future stock option exercises, changes in compensation, and reasonable compensation analyses the Company is required to make.

(7)	The amount reflects the sum of (a) the respective named executive officer’s current rate of base salary, and (b) one-half times his annual cash bonus received for the 2010 calendar year.

(8)
The amount reflects the sum of (a) two times the respective named executive officer’s current rate of base salary, and (b) two times his highest annual cash bonus received in any of the previous five years.

(9)
The amount reflects the Company’s estimated cost to continue life and health insurance benefits up to 12 months. These estimated costs were based upon the Company’s actual costs in providing the benefits in 2010.

(10)
The amount reflects the Company’s estimated cost to continue life and health insurance benefits up to 24 months. These estimated costs were based upon the Company’s actual costs in providing the benefits in 2010.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
Harold D. Marshall, Chair
Thomas A. Akin
James C. Underwood
Gerald R. Szczepanski
Compensation Committee Interlocks and Insider Participation
In 2010, the Compensation Committee consisted of the following directors: Harold D. Marshall, Chair, Ronald J. Krause, James C. Underwood, Gerald R. Szczepanski and Thomas A. Akin. During the 2010 fiscal year, none of the Company’s executive officers served on either the Company’s Compensation Committee or the compensation committee (or its equivalent) or board of directors of another entity whose executive officers served on the Company’s Compensation Committee or Board of Directors. No current or past officer or employee of the Company served on the Compensation Committee during the 2010 fiscal year. Messrs. Marshall, Krause and Akin each have certain relationships with Texstar National Bank, from whom a subsidiary of the Company has borrowed money. For a further description of these relationships, see “Certain Relationships and Related Transactions” set forth below in this proxy statement.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership on Forms 3, 4 and 5 with the SEC. These reporting persons are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.
Based solely on review of the Section 16(a) forms received by the Company, or written representations from reporting persons that no such forms were required to be filed, as applicable, the Company believes that the reporting persons complied with all of the Section 16(a) filing requirements during the 2010 fiscal year.
Certain Relationships and Related Transactions
A subsidiary of the Company has borrowed money from Texstar National Bank (“Texstar”). W. Marvin Rush, Chairman, W.M. “Rusty” Rush, President and Chief Executive Officer, Daryl J. Gorup, Senior Vice President — Dealership Operations, and non-employee directors, including: Harold D. Marshall and Thomas A. Akin own 60.53%, 1.45%, 1.76%, 1.53%, and 2.34%, respectively, of Texstar’s capital stock. W. Marvin Rush, W.M. “Rusty” Rush and Thomas A. Akin are also members of Texstar’s Board of Directors. The Company’s loans with Texstar (a) were made in the ordinary course of business; (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (c) did not involve more than the normal risk of collectability or present other unfavorable features. During 2010, the largest aggregate amount outstanding on all of the loans was $124,460 and the Company paid $99,632 in principal payments and $4,602 in interest payments. The rate of interest payable on the loans ranges from 6.95% to 7.75%. As of March 1, 2011, the loans were paid in full. In December 2006, Texstar and the Company entered into a five-year lease agreement, pursuant to which Texstar is leasing office space from a subsidiary of the Company on arm’s-length terms at a current monthly rate of $13,218. Upon termination of the initial five-year term, Texstar has the option to extend the lease agreement for an additional five-year term. Texstar made lease payments totaling $157,049 in 2010.

The Company’s Audit Committee reviews and approves all “related-person transactions” (as defined by the SEC) as required by the NASDAQ® Global Select Market and the applicable rules of the SEC. The Audit Committee periodically reassesses these transactions to ensure their continued appropriateness. These responsibilities are set forth in the Audit Committee charter. All of the above transactions have been previously approved by the Board of Directors.
OTHER MATTERS
Other Business Presented at the Annual Meeting
As of the date of this proxy statement, the Board of Directors knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should properly arise at the annual meeting, shares represented by proxies will be voted at the discretion of the proxy holders.
Where You Can Find More Information
The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The Company’s Common Stock is quoted on the NASDAQ® Global Select Market.
You may request a copy of the Company’s filings (other than exhibits, which are not specifically incorporated by reference therein) at no cost by writing us at the following address:
Rush Enterprises, Inc.
555 IH-35 South, Suite 500
New Braunfels, Texas 78130
Attention: Derrek Weaver

By Order of the Board of Directors,

W. MARVIN RUSH
Chairman
New Braunfels, Texas
April 6, 2011

APPENDIX A
RUSH ENTERPRISES, INC.
AMENDED AND RESTATED
2006 NON-EMPLOYEE DIRECTOR STOCK PLAN
1. Purpose. This Rush Enterprises, Inc. Amended and Restated 2006 Non-Employee Director Stock Plan (the “Plan”) sponsored by Rush Enterprises, Inc., a Texas corporation (the “Company”), is adopted for the benefit of the directors of the Company who at the time of their service are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.
2. Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee of the Board which shall consist solely of two or more directors appointed by the Board who are not employees of the Company (the Board acting in such capacity or such committee being referred to as the “Committee”). For the purposes of the Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. Except as otherwise expressly provided for herein, all questions of interpretation and application of the Plan, or as to an option (“Option”), stock award (“Stock Award”), or restricted stock unit award (“RSU”) granted hereunder (an “Option,” “Stock Award,” or “RSU” sometimes hereinafter referred to as an “Award” or collectively as “Awards”), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Non-Employee Director to whom such Award was granted, (ii) consented to by such Non-Employee Director or (iii) authorized by Section 8 hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten years from the applicable grant date, or to be extended beyond the original stated term of the Option, if less than ten years, if such extension would cause the Option to be subject to adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Notwithstanding anything to the contrary contained herein, the Committee may not amend or replace outstanding Options in a transaction that constitutes a repricing without the approval of the shareholders of the Company. For these purposes, a cancellation, exchange or other modification to an outstanding Option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 8 hereof will not be deemed a repricing.

3. Shares Available for Awards.
(a) Aggregate Number of Shares Available for Awards. The aggregate number of shares of the Company’s Class A Common Stock, $.01 par value (or such other par value as may be designated by act of the Company’s shareholders) (the “Common Stock”), with respect to which Awards may be granted under the Plan shall not exceed 500,000 shares (as adjusted pursuant to the 3-for-2 stock split effected by the Company on October 10, 2007); provided, that the class and aggregate number of shares which may be subject to such Awards granted hereunder shall be subject to adjustment in accordance with the provisions of Section 8 hereof. Such shares may be treasury shares or authorized but unissued shares.
(b) Expired, Terminated or Forfeited Shares. In the event that any outstanding Award for any reason shall expire, terminate, or be forfeited by reason of (i) the death of a Non-Employee Director, (ii) the fact that the Non-Employee Director ceases to be a director, (iii) the surrender of any such Award, or (iv) any other cause, the shares of Common Stock allocable to the unexercised or unvested portion of such Award may again be subject to an Award under the Plan.
4. Options.
(a) Grant of Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Options to a Non-Employee Director in such amounts as the Committee shall determine, in its sole and absolute discretion.
(b) Exercise Price of Options. The exercise price per share of Common Stock covered by an Option granted pursuant to the Plan shall be not less than 100% of the fair market value, as defined in paragraph (e) of this Section 4, of a share of Common Stock on the date such Option is granted.
(c) Duration of Options. Each Option granted under the Plan shall be exercisable for a term of ten years from the date of grant, subject to earlier termination as provided in paragraph (g) of this Section 4.
(d) Amount Exercisable. Each Option granted pursuant to the Plan shall be fully exercisable on the date of grant.

(e) Exercise of Options. Payment of the purchase price of the shares of Common Stock subject to an Option granted hereunder may be made (i) in cash or cash equivalents (including certified check or bank check payable to the order of the Company), (ii) by tendering previously acquired shares of Common Stock (either actually or by attestation, valued at their then “fair market value”), (iii) in shares of Common Stock withheld by the Company from the shares of Common Stock otherwise issuable to the optionee as a result of the exercise of the Option, or (iv) by any combination of any the foregoing. Subject to the terms and conditions of this Plan, an Option may be exercised by written notice to the Company at its principal office, attention of the Secretary. Such notice shall (i) state the election to exercise such Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares and (ii) be signed by the person or persons so exercising such Option and, in the event such Option is being exercised pursuant to paragraph (f) of this Section 4 by any person or persons other than the optionee, accompanied by appropriate proof of the right of such person or persons to exercise such Option. If payment of the purchase price of the shares is being paid in cash or by tendering previously acquired shares of Common Stock, such notice shall be accompanied by payment of the full purchase price of such shares. All cash and Common Stock payments shall, in either case, be delivered to the Company at its principal office, attention of the Secretary. All shares issued as provided herein will be fully paid and nonassessable.
For purposes of this paragraph (e), the “fair market value” of a share of Common Stock as of any particular date shall mean:
(i) if the respective shares of Common Stock are listed on any established stock exchange or a national market system, including without limitation, the NASDAQ® Global Select Market, NASDAQ® Global Market or NASDAQ® Capital Market, the fair market value will be the closing sales price of such respective shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange or system with the greatest volume of trading in the respective Shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(ii) if the respective shares of Common Stock are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the fair market value of such respective shares will be the mean between the high bid and high asked prices for such shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii) in the absence of an established market for such respective shares of Common Stock of the type described in (i) and (ii), above, the fair market value thereof will be determined by the Committee in good faith.
(f) Transferability of Options. Options shall not be transferable by the optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by the optionee.

(g) Termination. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earliest of the following:
(1) On the last day of the thirty-day period commencing on the date on which the optionee ceases to be a member of the Board, for any reason other than the death or permanent disability of the optionee or his resignation after five years of service;
(2) On the last day of the one-year period commencing on the date on which the optionee ceases to be a member of the Board because of permanent disability;
(3) On the last day of the one-year period commencing on the date of the optionee’s death while serving as a member of the Board (during which period the executor or administrator of the optionee’s estate or the person or persons to whom the optionee’s Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of his death);
(4) On the last day of the one-year period commencing on the date an optionee who has had at least five years of service on the Board resigns from the Board; and
(5) Ten years after the date of grant of such Option.
Unless otherwise specifically provided in an Award agreement, for purposes of this paragraph (g), “permanent disability” means permanent and total disability within the meaning of section 22(e)(3) of the Internal Revenue Code.
(h) No Rights as Shareholder. No optionee shall have rights as a shareholder with respect to shares of Common Stock covered by an Option until shares are issued to the optionee upon the exercise of such Option; and, except as otherwise provided in Section 8 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such shares.
5. Stock Awards and Restricted Stock Unit Awards.
(a) Grant of a Stock Award. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant a Stock Award in the form of an outright grant of shares of Common Stock or in the form of restricted stock (“Restricted Stock Awards”) to a Non-Employee Director in such amounts as the Committee shall determine, in its sole and absolute discretion.
(b) Award Restrictions. The Committee may impose such terms, conditions, and/or restrictions as the Committee deems appropriate on any Restricted Stock Award. Such terms, conditions, and/or restrictions may include, but not be limited to, the requirement that a Non-Employee Director pay a purchase price for each share of Common Stock subject to the Award, restrictions on transferability, requirements regarding continued service as a member of the Board or other time-based restrictions, or the achievement of individual performance goals or attainment of pre-established performance targets. The period of vesting and the lapsing of any applicable forfeiture restrictions shall be established by the Committee at the time of grant.

(c) Transferability. Except as may otherwise be provided by the Committee or the terms of any Restricted Stock Award agreement, shares subject to a Restricted Stock Award shall generally not be transferable until all forfeiture restrictions applicable to such Restricted Stock Award have lapsed or, in the sole and absolute discretion of the Committee, cancelled. Once the forfeiture restrictions have lapsed or been cancelled, the shares of Common Stock that were subject to the Restricted Stock Award shall, subject to any restrictions under applicable securities laws, become freely transferable. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. The Company may retain the certificates, if any, representing the shares of Common Stock that are subject to a Restricted Stock Award in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.
(d) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions imposed under paragraph (b) of this Section 5, the Committee may, in its sole discretion, grant to the Non-Employee Director to whom such restricted shares have been awarded, all or any of the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.
(e) Restricted Stock Unit Awards. The Committee may grant RSUs to any Non-Employee Director, subject to the terms and conditions of this Section 5 being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary). Each RSU will have the value of one respective Share. Unless the Committee, in its discretion determines otherwise, the holder of RSUs shall not have any rights of a shareholder (including, without limitation, dividend rights and voting rights) with respect to the Shares covered by the RSUs. RSUs may be paid at such time as the Committee may determine in its discretion, and payments may be made in cash, Shares, or a combination thereof, as determined by the Committee in its discretion. RSUs that become vested must be settled by the 15th day of the third month following the calendar year in which such vesting occurs. Alternatively, the Award may provide for deferred settlement, provided that the deferral election(s) and designated settlement date(s) or event(s), as well as the Award agreement itself, satisfy the election, distribution timing and documentation requirements of Section 409A of the Code.
6. Written Agreement. Each Award granted hereunder shall be, to the extent necessary, embodied in a written Award agreement, which shall be subject to the terms and conditions of this Plan, as applicable, and shall be signed by the Non-Employee Director and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an Award agreement shall contain the specific terms applicable to the Non-Employee Director’s Award and shall contain such other provisions as the Committee in its sole discretion shall deem advisable.

7. Requirements of Law. The Company shall not be required to sell or issue any shares under any Award if the issuance of such shares shall constitute a violation by the Non-Employee Director or the Company of any provisions of any law or regulation of any governmental authority. Each Award granted under the Plan shall be subject to the requirement that, if at any time the Board or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Award may be exercised or settled in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board. If required at any time by the Board or the Committee, an Option may not be exercised and any restrictions applicable to a Stock Award or RSU shall not lapse until the Non-Employee Director has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, or the lapsing of any restrictions applicable to a Stock Award or RSU, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Award will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Committee to the effect that such registration is not required. Any determination in this regard by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise or settlement of an Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:
The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by Rush Enterprises, Inc., a Texas corporation (the “Corporation”) of an opinion of counsel satisfactory, in form and substance, to the Corporation that registration is not required for such sale or transfer.
The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto, or pursuant to the terms of a Stock Award or RSU to comply with any law or regulation of any governmental authority.

8. Changes in the Company’s Capital Structure. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to shareholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment (a) in the aggregate number and kind of shares authorized by the Plan and (b) in the number, kind and price, as applicable, of any outstanding Awards granted under the Plan (or, if deemed appropriate, the Committee may, where applicable, make provision for a payment of cash or property to the holder in cancellation of an outstanding Award with respect to which Common Stock has not been previously issued); provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.
In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.
9. Amendment or Termination of Plan. The Board may at any time and from time to time modify, revise or amend the Plan in such respects as the Board may deem advisable in order that Awards granted hereunder may conform to any changes in the law or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company, no such amendment shall make any change in the Plan for which shareholder approval is required in order to comply with any rules for listed companies promulgated by any national securities exchange on which the Common Stock is traded or any other applicable rule or law. All Awards granted under the Plan shall be subject to the terms and provisions of the Plan and, except as otherwise provided in the Plan, any amendment, modification or revision of the Plan shall be deemed to amend, modify or revise all Awards outstanding under the Plan at the time of the amendment, modification or revision. The Board may terminate the Plan at any time. The rights of any Non-Employee Director with respect to any Award granted under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan.

10. Indemnification of Committee. The Company shall indemnify each present and future member of the Committee against any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee. Each member of the Committee shall be entitled, without further act on his part, to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of incurring such expenses. Such indemnity, however, shall not include any expenses incurred by any such member of the Committee (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (ii) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. No right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled to as a matter of law, contract, or otherwise. Nothing in this Section 10 shall be construed to limit or otherwise affect any right to indemnification, or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Articles of Incorporation of the Company or otherwise.
11. Effective Date of Plan. The Plan as amended and restated shall become effective upon its approval by the shareholders of the Company.

ANNUAL MEETING OF SHAREHOLDERS OF
RUSH ENTERPRISES, INC.
May 17, 2011
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy materials for the Company’s Annual Meeting of Shareholders, including the 2010 Annual Report, the proxy statement and any other additional soliciting materials are available at http://investor.rushenterprises.com/annuals.cfm
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach and mail in the envelope provided.  â

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1)	ELECTION OF DIRECTORS						FOR	AGAINST	ABSTAIN
The Board of Directors recommends a vote “FOR” all nominees					(2)	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL 2011 YEAR.	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O	W. Marvin Rush
		O	W.M. “Rusty” Rush				FOR	AGAINST	ABSTAIN
		O James C. Underwood O Harold D. Marshall O Thomas A. Akin			(3)	PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE RUSH ENTERPRISES, INC. 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN.	☐	☐	☐
		O	Gerald R. Szczepanski
							FOR	AGAINST	ABSTAIN
					(4)	ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐

						1 YEAR	2 YEARS	3 YEARS	ABSTAIN
					(5)	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION. ☐	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●						The Board of Directors recommends a vote FOR Proposal 2, a vote FOR Proposal 3, a vote FOR Proposal 4 and a vote for 3 YEARS in Proposal 5.

all as more particularly described in the Proxy Statement dated April 6, 2011, relating to the Annual Meeting, receipt of which is hereby acknowledged. The undersigned shareholder also acknowledges receipt of the Notice of Annual Meeting of Shareholders.

To change the address on your account, please check the box and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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RUSH ENTERPRISES, INC.

PROXY — ANNUAL MEETING OF SHAREHOLDERS — MAY 17, 2011
This Proxy is solicited on behalf of the Board of Directors
     The undersigned shareholder of Rush Enterprises, Inc. (the “Company”) hereby appoints Steven L. Keller and Martin A. Naegelin, Jr., and each of them, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 17, 2011, at 10:00 a.m., local time, at the JW Marriott San Antonio, which is located at 23808 Resort Parkway, San Antonio, Texas 78261, and at any adjournments or postponements thereof, the number of votes that the undersigned would be entitled to cast if personally present, and particularly, without limiting the generality of the foregoing, to vote and act on the following matters and in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.
     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1, FOR ratification of the appointment of Ernst & Young LLP in proposal 2, FOR the amendment and restatement of the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Plan in Proposal 3, FOR the advisory vote on executive compensation in Proposal 4 and 3 YEARS for the frequency of future advisory votes on executive compensation in Proposal 5.
(Continued and to be signed on the reverse side)

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